As filed with the Securities and Exchange Commission on June 9, 2008
Registration No. 333 -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZEALOUS TRADING GROUP, INC.
(Name of registrant in its charter)

Nevada	6200	88-0325940
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1800 Century Park East, Suite 200
Los Angeles, CA 90067
(310) 895-7778
(Address and telephone number of principal executive offices and principal place of business)

Milton C. Ault, Chief Executive Officer
Zealous Trading Group, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA 90067
(310) 895-7778
(Name, address and telephone number of agent for service)

Copies to:
Marc Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.001 par value per share, issuable upon conversion of convertible debentures	213,750,000	$0.086	$18,382,500	$722.43
Common Stock, $.001 par value per share, issuable upon exercise of warrants exercisable at $0.03 per share	106,875,000	$0.086	$9,191,250	$361.22
Total	320,625,000		$27,573,750	$1,083.65

(1)
Includes shares of our common stock, $.001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and exercise of warrants.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 5, 2008, which was $0.086 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 9, 2008

ZEALOUS TRADING GROUP, INC.
320,625,000  SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 320,625,000 shares of our common stock. Of these shares, 213,750,000 are issuable upon conversion of our 5% Senior Secured Convertible Debentures and 106,875,000 are issuable upon exercise of our warrants at an exercise price of $0.03 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “ZLST”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 4, 2008, was $0.091.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 3.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2008.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Forward Looking Statements	7
Use of Proceeds	7
Market For Equity and Related Stockholder Matters	8
Management’s Discussion and Analysis of Financial Condition and Results of Operations	11
Business	17
Description of Property	25
Legal Proceedings	25
Management	26
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	30
Transactions With Related Persons, Promoters and Certain Control Persons	32
Selling Stockholders	33
Description of Securities	37
Indemnification for Securities Act Liabilities	39
Plan of Distribution	40
Legal Matters	41
Experts	42
Available Information	42
Index to Financial Statements	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.  In this prospectus, “Zealous” “we,” “us,” and “our” refer to Zealous Trading Group, Inc. and its subsidiaries.

We were originally incorporated under the laws of the state of Nevada on September 25, 1978 as Casino Consultants, Inc. Prior to September 1992, we had no operations. On September 15, 1992, we entered into an Agreement and Plan of Reorganization with Ad Show Network, Inc., a Nevada corporation, whereby we acquired the assets of Ad Show Network, Inc., subject to liabilities, for shares of our common stock. On September 15, 1992, we changed our name to A.S. Network, Inc. On October 14, 1992, we changed our name to Ad Show Network, Inc. On August 17, 1995, we changed our name to Atlantic Syndication Network, Inc. On July 16, 2007, we entered into an Agreement and Plan of Merger with our wholly-owned subsidiary, ASNI II, INC., a Delaware corporation and Zealous Holdings, which was subsequently amended on February 15, 2008 and April 30, 2008. Pursuant to the Agreement and Plan of Merger, which closed on May 9, 2008, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the merger, As a result of the merger, the business of Zealous Holdings became the business of ASNI-II, , and through which our operations are conducted. Additionally, on October 5, 2007, we changed our name from Atlantic Syndication Network, Inc. to Zealous Trading Group, Inc.

ASNI-II carries out its business through its operating subsidiaries, Zealous Asset Management, LLC, or ZAM and Zealous Capital Markets LLC, or ZCM.  ZCM wholly-owns and operates Zealous ATS LLC, or ZATS, which is our principal focus of the company going forward. ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

Our principal executive offices are located at located at 1800 Century Park East, Suite 200, Los Angeles, California 90067, and our telephone number is (310) 895-7778.

We have a history of losses and we expect to incur losses for the foreseeable future. For the years ended February 29, 2008 and February 28, 2007, we generated $0 and $16,033 in revenues, respectively, and we incurred net losses of $70,700,971 and $449,179, respectively. As a result of recurring losses from operations and our need to raise additional financing in order to execute our 2009 plan of operations, our auditors, in their report dated June 6, 2008 have expressed substantial doubt about our ability to continue as a going concern.

 About This Offering

Pursuant to a Securities Purchase Agreement, dated October 17, 2007, we sold to certain accredited investors in a private placement $4,275,000 of 5% Senior Secured Convertible Debentures convertible into 213,750,000 shares of our common stock at a conversion price of $.02 per share, which the selling stockholder is seeking to sell pursuant to this prospectus. We also issued to the selling stockholder warrants to purchase up to 106,875,000 shares of our common stock exercisable at a price of $0.03 per share, which the selling shareholder is seeking to sell pursuant to this prospectus.

Estimated Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any of the proceeds resulting from the sale of the shares held by the selling stockholder. We will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. If all of the warrants are exercised for cash we will receive   $3,206,250. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. However, the selling stockholder is entitled to exercise the warrants on a cashless basis in lieu of exercising the warrants by payment in cash. In the event that the selling stockholder exercises the Warrants on a cashless basis, we will not receive any proceeds.

Summary of the Shares offered by the Selling Shareholders.

The following is a summary of the shares being offered by the selling shareholders:

Common stock offered by the selling stockholders
Up to 320,625,000 shares of common stock, of which 213,750,000 are issuable upon conversion of our 5% Senior Secured Convertible Debentures which have a conversion price of $.02 per share and 106,875,000 are issuable upon the exercise of our warrants, at an exercise price of $.03 per share.

Common Stock outstanding prior to the offering	318,470,587

Common Stock to be outstanding after the offering	639,095,587, assuming full conversion of the 5% Senior Secured Convertible Debentures and full exercise of the Warrants as issuable under this offering.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $70,700,971 and $449,179 for the years ended February 29, 2008 and February 28, 2007, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits will depend upon various factors, including whether we will be able to increase revenue. As a result of continuing losses, we may exhaust all of our resources prior to completing the development of our products. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to develop our ZATS trading platform. We anticipate that we will require approximately $2 million to fund our anticipated operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated June 6, 2008, our independent registered public accounting firm stated that our financial statements for the year ended February 29, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our stock holders’ deficiency of $71,270,092 as on February 29, 2008 and a net loss of $70,700,971 for the year ended February 29, 2008. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many of Our Competitors are Larger and Have Greater Financial and Other Resources than We do and Those Advantages Could Make it Difficult for Us to Compete With Them

The general market for our products and services is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Insufficient Systems Capacity or Systems Failures could Harm our Business.

Our business depends on the performance and reliability of the computer and communications systems supporting it. Notwithstanding our current capacity, heavy use of our computer systems during peak trading times or at times of unusual market volatility could cause our systems to operate slowly or even to fail for periods of time. If our systems cannot be expanded successfully to handle increased demand, or otherwise fail to perform, we could experience disruptions in service, slower response times, and delays in introducing new products and services.

Our trading activities may be impacted by system failures of other trading systems, as a result of which we may be required to suspend trading activity in particular stocks or cancel previously executed trades under certain circumstances. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction, litigation, customer claims or regulatory sanctions.

Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or terrorism, computer viruses, intentional acts of vandalism, and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and negatively impact our revenues. We also rely on a number of third parties for systems support. Any interruption in these third-party services or deterioration in the performance of these services could also be disruptive to our business and have a material adverse effect on our business, financial condition and operating results. We cannot predict the likelihood that services provided by third parties may be interrupted.

Our Inability to Protect our Intellectual Property Rights could Adversely Affect our Business.

To protect our intellectual property rights, we rely on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, customers, strategic investors and others. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to protect our intellectual property adequately could harm our brand and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, financial condition and operating results.

In the future we may be subject to intellectual property rights claims, which may be costly to defend, could require us to pay damages and could limit our ability to use certain technologies. We currently do not own any patents although we have applied with the United States Patent and Trademark Office for patents. As a result, we could in the future face allegations that we have infringed or otherwise violated the intellectual property rights of third parties. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. Successful challenges against us could require us to modify or change or discontinue use of the portions of our technology that are found to be infringing or violating the rights of others or to obtain licenses from third parties.

Our Exposure to Legal Risks and Claims may have an Adverse Effect on our Business and Results of Operations.

We face legal risks in our businesses. These risks include potential liability under securities or other laws for unauthorized or erroneous trade execution, breach of contract, unlicensed trading or materially false or misleading statements made in connection with securities and other transactions. Many of these risks may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We could incur significant legal expenses in defending against litigation.

Failures in our Compliance Systems could Subject us to Significant Legal and Regulatory Costs.

Our ability to comply with all applicable laws and rules is largely dependent on our establishment and maintenance of compliance, audit and reporting systems and procedures, as well as our ability to attract and retain qualified compliance, audit and risk management personnel. These systems and procedures may not be fully effective. We face the risk of intervention by regulatory authorities, including extensive examination and surveillance activity. In the case of actual or alleged non-compliance with regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be substantial. Any failure to comply with applicable laws and rules could adversely affect our business, reputation, financial condition and operating results and, in extreme cases, our ability to conduct our business or portions thereof.

If our Risk Management Methods are not Effective, our Business, Reputation and Financial Results may be Adversely Affected.

We have adopted policies and procedures to identify, monitor and manage our risks. These policies and procedures, however, may not be fully effective. Some of our risk management methods depend upon evaluation of information regarding markets, customers or other matters that are publicly available or otherwise accessible by us. That information may not in all cases be accurate, complete, up-to-date or properly evaluated. If our policies and procedures are not fully effective or we are not always successful in monitoring or evaluating the risks to which we are or may be exposed, our business, reputation, financial condition and operating results could be materially adversely affected.

If We Are Unable to Retain the Services of Mr. Ault, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Milton C. Ault, our Chief Executive Officer and a Director. We do not have an employment agreement with Mr. Ault. Loss of the services of Mr. Ault could have a material adverse effect on our growth, revenues, and prospective business. We do maintain key-man insurance on the life of Mr. Ault. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Potential Product Liability Claims Could Affect Our Earnings and Financial Condition.

We face a potential risk of liability claims based on our products and services. We currently do not have any product liability coverage. We cannot assure, however, that we will be able to obtain or maintain this insurance at reasonable cost and on reasonable terms. We also cannot assure that this insurance, if obtained, will be adequate to protect us against a product liability claim, should one arise. In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Risks Relating to Our Common Stock:

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Additionally, in the event that a company fails to timely file three of their quarterly and annual reports under Section 13 within a two year period, the company will be ineligible to have their securities quoted on the OTC Bulletin Board for a one year period. We have filed two reports within the last two years that were not timely. If we fail to remain current on our reporting requirements for the next two years, we will be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form S-1 that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this registration statement on Form S-1, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this registration statement on Form S-1 that is attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We have received gross proceeds of $4,275,000 from the sale of the 5% Senior Secured Convertible Debentures. We have used the net proceeds from the sale of these securities for (i) working capital advances to Zealous Holdings, Inc. pursuant to a $5,000,000 revolving line of credit (ii) payment of trade payables in the ordinary course of our business and prior practices. However, we will not receive any proceeds from the sale of shares of common stock in this offering. We will receive up to $3,206,250 for the sale of any common stock we sell to the selling stockholders upon exercise of the warrants owned by the selling stockholders. There is no assurance, however, that any of the warrants will be exercised. We expect to use any proceeds received from the exercise of the warrants for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed on the OTC Bulletin Board under the symbol “ZLST.” Prior to October 5, 2007, our common stock was listed on the OTC Bulletin Board under the symbol “ASNI.”

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Period	High	Low

Fiscal Year Ended February 28, 2007:
First Quarter	$0.12	$.01
Second Quarter	$.05	$.002
Third Quarter	$.009	$.02
Fourth Quarter	$.004	$.01

Fiscal Year Ended February 29, 2008:
First Quarter	$.02	$.01
Second Quarter	$.05	$.01
Third Quarter	$.08	$.02
Fourth Quarter	$.28	$.10

Fiscal Year Ended February 28, 2009:
First Quarter	$.26	$.018
Second Quarter (1)	$0.115	$0.05

(1)  As of June 5, 2008, the closing sale price of common stock, as obtained from inter-dealer quotations on the OTC Bulletin Board, was $0.08 per share.

Holders

As of June 2, 2008, we have approximately 169 holders of our common stock and a total of 318,470,587 shares issued and outstanding.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  The transfer agent of our common stock is OTC Stock Transfer, Inc. with address at 231 E 2100 S, Salt Lake City, UT 84115-2187.

Dividends

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information about the common stock that may be issued upon the exercise of options under the equity compensation plans as of June 4, 2008.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	7,425,000	$0.03	5,565,000
Equity compensation plans not approved by shareholders	-	$-	-
Total	7,425,000	$0.03	5,565,000

Stock Option Plans

In May 1999, we adopted a stock warrant plan expiring February 28, 2009, providing for two previous members of the board of directors to receive 325,000 stock warrants at an exercise price of $.25 per share. No warrants have been exercised to date.

On March 2, 2005, we adopted a 2005 Non-Qualified Stock & Stock Option Plan for issuance of common stock and options to employees and consultants of our company, and registered 3,100,000 shares underlying the Stock Plan on a Form S-8 Registration Statement, 3,100,000 shares were issued out of this plan for consulting, legal and service agreements during the corporate year. There are 1,240,000 shares available for issuance under this plan.

Our Board of Directors and stockholders adopted the 2007 Equity Incentive Plan, or the 2007 Plan, on October 19, 2007 which reserves a total of 4,000,000 shares of Common Stock for issuance under the 2007 Plan.  If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.

Shares issued under the 2007 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2007 Plan.  In addition, the number of shares of Common Stock subject to the 2007 Plan, any number of shares subject to any numerical limit in the 2007 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2007 Plan.  Subject to the terms of the 2007 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2007 Plan.

Grants

The 2007 Plan authorizes the grant of nonqualified stock options, incentive stock options, reload options, restricted stock awards, and stock appreciation rights, as described below:

Options granted under the 2007 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.  The compensation committee may also grant options with a reload feature.

Restricted stock awards may be awarded on terms and conditions established by the compensation committee, which may include the lapse of restrictions on the achievement of one or more performance goals.

Stock appreciation rights, or SARs, entitle the participant, upon exercise of the SAR, to receive a distribution in an amount equal to the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

No grants of nonqualified stock options, incentive stock options, reload options, restricted stock awards, and stock appreciation rights have been made under the 2007 Plan.

Duration, Amendment and Termination

The Board of Directors is expected to have the power to amend, suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by stockholders within one year.  Unless sooner terminated, the 2007 Plan would terminate ten years after it is adopted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Special Note on Forward-Looking Statements. Some of the statements contained in this registration statement on Form S-1 that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this registration statement on Form S-1, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this registration statement on Form S-1 that is attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Overview

We were originally incorporated under the laws of the state of Nevada on September 25, 1978 as Casino Consultants, Inc. As a result of the Merger our wholly-owned subsidiary, ASNI II and Zealous Holdings, which closed on May 9, 2008, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the Merger. As a result of the Merger, the business of Zealous Holdings became the business of ASNI-II, and through which our operations are conducted. Additionally, on October 5, 2007, we changed our name from Atlantic Syndication Network, Inc. to Zealous Trading Group, Inc.

ASNI-II carries out its business through its operating subsidiaries, Zealous Asset Management, LLC, or ZAM and Zealous Capital Markets LLC, or ZCM.  ZCM wholly-owns and operates Zealous ATS LLC, or ZATS, which is our principal focus of the company going forward. ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

ZATS has been tested and used successfully for over 18 months with a major NYSE financial institution, trading a single stock under Rule 144a. Now, ZATS has been rolled out to a limited number of users, providing them the ability to trade restricted stock and illiquid securities of over 1,100 public and private company securities on a negotiated basis.  The next generation of ZATS, now under development, will offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace will be a global community of trading counterparties. The intention is to provide an infrastructure on which to optimize the investment and trading strategies for participants.

Our principal executive offices are located at located at 1800 Century Park East, Suite 200, Los Angeles, California 90067, and our telephone number is (310) 895-7778

Results of Operations for the year ended February 29, 2008 compared to year ended February 28, 2007

We generated $0 in operating revenues for the year ended February 29, 2008 compared to $16,033 in operating revenues for the year ended February 28, 2007. This is because no production activity was undertaken during the year ended February 29, 2008.

During the year ended February 29, 2008 and February 28, 2007, we incurred operating expenses of $997,921 and $394,368, respectively, an increase of $603,553 because of increased operating activities.

We incurred $158,383 in interest expense during the year ended February 29, 2008 compared to $70,844 in interest expense during the year ended February 28, 2007 because of increased borrowings and various notes issued during the year ended February 29, 2008. During the year ended February 29, 2008, we recorded a non-cash expense of $66,775,876 for increase in fair value of derivative liability related to derivative activity during the year ended February 29, 2008, non-cash amortization of discount on debt for the year ended February 29, 2008 of $2,280,441 and deferred financing cost of $954,751.  There was no derivative expense, amortization of debt discount and financing costs during the year ended February 28, 2007.

The net operating loss figures for the year ended February 29, 2008 and February 28, 2007 were $997,921 and $378,335, respectively. This increase in net loss was the result of increase in operating expenses.

Liquidity and Capital Resources

We had $133 in available cash as at February 29, 2008. The available cash balance as at February 28, 2007 was $27. We had $3,635,125 receivable from Zealous Holdings, Inc. as at February 29, 2008. There were no receivables as at February 28, 2007.

During the year ended February 29, 2008, we made a prepaid deposit of $535,000 towards a real estate investment. We and the other party in the transaction have since agreed to convert such prepaid deposit into a secured promissory note in the amount of $535,000 dated December 7, 2007. The note carries an interest rate of 6%. The note is collateralized by the underlying real estate and related improvements. Interest relating to the outstanding note receivable was $ 7,955 for the year ended February 29, 2008.

During the year ended February 29, 2008, we made a prepaid deposit of $50,000 to Transfer Online Technology Development, LLC, or TOLTD, for future acquisition of software. We are in the process of finalizing definitive documents to purchase the trading platform (including the source code, any and all intellectual property, software, and title in connection with the trading platform) from TOLTD for an aggregate purchase price of $1 million.

As at February 29, 2008 we have interest payable of $167,208 and non convertible notes payable of $30,928. As at February 29, 2008 our other current liabilities included accounts payables of $116,531 and accrued expenses of $16,667. As on February 29, 2008, we also owed Mr. Kent Wyatt, our then Executive Vice President and Chairman of the Board of Directors note payable in the amount of $164,000 which is unsecured, payable on demand and carry an interest rate of 7%.

During the year ended February 29, 2008, we issued various convertible notes payable amounting to $5,122,500. These convertible notes mature at various times within one year from date of issuance, have an interest rate ranging from 5% to 15% and include an option to convert the notes to common stock at a conversion price of $0.02 per share.  Along with the convertible notes issued during the year ended February 29, 2008, we issued a total of 119,997,500 warrants convertible at $0.02, $0.03 and $0.05 per share with a term of three years and five years. Additionally, we issued 5,406,249 warrants convertible at $0.03 per share with a five year life, exercisable one year from the issuance of the note as long as the holder did not demand payment or exercise the option under the note prior to the maturity date of the note. The 5,406,249 warrants are not exercisable and the notes are not convertible unless we increase the authorized shares to 1.5 billion.

The following table shows the amount of convertible notes payable, secured convertible debentures and unamortized discount on debt as on February 29, 2008:

15% Convertible Notes Payable	$747,500
5% Secured Convertible Debentures	$4,275,000
12% Convertible Promissory Note	$100,000
Sub Total	$5,122,500
Less: Unamortized Discount on Debt	$(2,842,059)
Total as on February, 29, 2008	$2,280,441

Within 30 days of the effective date of the merger, we have agreed to file such number of registration statements with the Securities and Exchange Commission in order to register (i) all of the shares of Common Stock issuable upon the conversion of all of the notes and exercises of all of the warrants, (ii) any additional shares of common stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants  or (iii) any securities issuable upon any stock split, dividend or other distribution,  recapitalization or similar event. We will file as soon as practicable additional registration statements to register any of the registrable Securities that are not registered in the initial registration statement.  We have agreed to use our best efforts to cause the initial registration statement to become effective after the initial filing date but in no event later than the 90th calendar day following the filing date or, in the event of a “full review” by the Commission, the 120th calendar day following the filing date. We have agreed to cause any additional registration statements which may be required to be filed to become effective before the 90th calendar day following the date on which an additional registration statement is required to be filed.

Pursuant to Emerging Issue Task Force, or EITF Number 00-19 (Accounting for Derivative Instruments Indexed to and Potentially Settled in a Company’s Own Stock), we have determined that the conversion feature in the notes payable is a derivative instrument subject to Statement of Financial Accounting Standards (“SFAS”) Number 133 (Accounting for Derivative Instruments and Hedging Activities). Pursuant to SFAS Number 133 such embedded instruments are to be accounted for using fair value and bifurcated from the host instrument. We used Black-Scholes method of valuation for the embedded derivative instruments. Assumptions used in determining the fair value of embedded derivative instruments using the Black-Scholes model include assumption for volatility in the range of 187% for one year to 252% for 5 year volatility, risk free interest rate of 4% and dividend yield of 0%.

As the result of such treatment we recorded an expense for derivative liability of $66,775,876 and amortization of discount on debt of $2,280,441, which is included in the interest expense of $39,047,197 for year ended February 29, 2008. We also recorded a derivative liability of $74,762,626 and discount on debt for $2,842,059 for the year ended February 29, 2008.

During the year ended February 29, 2008, we also issued 24,275,000 warrants for services relating to financing at an exercise price of $0.03 and a term of five years. We recorded a net deferred financing cost of $1,909,499, consulting expense of $556,917 and a derivative liability of $ 4,612,250 related to these warrants issued during the year ended February 29, 2008.

On December 20, 2007, subsequent to a modification of the original loan agreement dated September 28, 2007, we issued a warrant to purchase 5,200 shares of common stock with a term of 3 years and an exercise price of $0.03 to an individual who issued us a non-convertible promissory note for $20,800 during the year ended February 29, 2008. The note including accrued interest on the note was repaid in full during the quarter ended November 30, 2007. The warrants have been valued at $0.19 as on February 29, 2008. For the year ended February 29, 2008 a derivative expense of $936, included in the interest expense and derivative liability of $936 has been recorded.

We expect significant capital expenditures during the next 12 months for the development of the ZATS trading platform, overhead and working capital purposes. We have sufficient funds to conduct our operations for the next six months as presently constituted, but not enough to fully really realize our trading platform development goals for the next twelve months. We will therefore be required to seek additional financing.  There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all.

By adjusting our operations to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits.  However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional investments in order to continue operations until we are able to achieve positive operating cash flow. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

To date, we have generated minimal revenues and have incurred operating losses in every year.  These factors among others may raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The application of our accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. These estimates bear the risk of change due to the inherent uncertainty attached to the estimate and are likely to differ to some extent from actual results. Critical accounting policies requiring use of estimates are the derivative accounting and share based payments.

Derivative Instruments

We account for conversion options embedded in convertible notes in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19.

We account for convertible notes deemed conventional and conversion options embedded in non-convertible notes which qualify as equity under EITF 00-19, in accordance with the provisions of Emerging Issues Task Force Issue ("EITF 98-5”) Accounting for Convertible Securities with Beneficial Conversion Features," and EITF 00-27 "Application of EITF 98-5 to Certain Convertible Instruments," Accordingly, we record, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized to interest expense over the term of the related debt to their earliest date of redemption using the interest rate method.

We account for embedded conversion options in non-conventional convertible notes which do not qualify as equity under EITF 00-19, as derivation liabilities. Accordingly, we determine the fair value (as determined under the Black-Scholes Valuation Method) of all embedded derivatives (usually conversion option and warrants). Such fair value is recorded as a debt discount up to the proceeds of the debt and any amount in excess of the proceeds of the debt is charged to operations at the security issuance date.

We account for the issuance of common stock purchase warrants issued and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, we classify as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives us a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement).  We classify as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control of and (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). All of the outstanding warrants have been classified as free standing derivative liabilities.

Stock based Compensation

Effective January 1, 2006, we adopted SFAS No. 123R, "Share Based Payment," using the modified-prospective-transition method. There was no effect to the accompanying financial statements pursuant to the adoption of SFAS No.123R since at the date of the adoption, all employee stock options were fully vested. SFAS No. 123R is a revision of SFAS No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS No. 123R addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, stock-based awards result in a cost that will be measured at Fair value on the award's grant date, based on the estimated number of awards that are expected to vest that will result in a charge to operations.

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or of the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

Recent Accounting Pronouncements

Statement No. 160 Non controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

This statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We will adopt this statement on January 1, 2009.

Statement No. 141 (revised 2007) Business Combinations

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We will adopt this statement on January 1, 2009.

Statement No. 159 Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115

This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.

Statement No. 157, Fair Value Measurements

This Statement establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. We will be required to adopt the provisions on SFAS No. 157 on March 1, 2008. We are currently evaluating the impact of adopting the provisions of SFAS No. 157 but do not believe that the adoption of SFAS No. 157 will materially impact our financial position, cash flows, or results of operations.

BUSINESS

Overview

We were originally incorporated under the laws of the state of Nevada on September 25, 1978 as Casino Consultants, Inc. Prior to September 1992, we had no operations. On September 15, 1992, we entered into an Agreement and Plan of Reorganization with Ad Show Network, Inc., a Nevada corporation, whereby we acquired the assets of Ad Show Network, Inc., subject to liabilities, for shares of our common stock. On September 15, 1992, we changed our name to A.S. Network, Inc. On October 14, 1992, we changed our name to Ad Show Network, Inc. On August 17, 1995, we changed our name to Atlantic Syndication Network, Inc. On July 16, 2007, we entered into an Agreement and Plan of Merger with our wholly-owned subsidiary, ASNI II, INC., a Delaware corporation and Zealous Holdings, which was subsequently amended on February 15, 2008 and April 30, 2008. Pursuant to the Agreement and Plan of Merger, which closed on May 9, 2008, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the merger, As a result of the merger, the business of Zealous Holdings became the business of ASNI-II, , and through which our operations are conducted. Additionally, on October 5, 2007, we changed our name from Atlantic Syndication Network, Inc. to Zealous Trading Group, Inc.

ASNI-II carries out its business through its operating subsidiaries, Zealous Asset Management, LLC, or ZAM and Zealous Capital Markets LLC, or ZCM.  ZCM wholly-owns and operates Zealous ATS LLC, or ZATS, which is our principal focus of the company going forward. ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

Our principal executive offices are located at located at 1800 Century Park East, Suite 200, Los Angeles, California 90067, and our telephone number is (310) 895-7778.

ASNI-II Inc. Business and History

ASNI-II is a Delaware corporation formed in July 2007 and our wholly owned subsidiary. ASNI-II carries out its business through its operating subsidiaries, Zealous Asset Management LLC, a California registered investment advisory firm, or ZAM, and Zealous Capital Markets LLC, an FINRA/SIPC (as defined hereinafter) registered broker-dealer, or ZCM. ZAM began operations in 1998 and up until December 31, 2007, provided investment management services to private investment funds and managed accounts. ZCM, formed in June of 2005, focuses on and provides brokerage and boutique investment banking services to individuals and institutions as well as manages and operates Zealous ATS, LLC, or ZATS, formed in September of 2007, which plans to be a global electronic marketplace used to support and execute trades for buyers and sellers of restricted and illiquid securities . ZATS is wholly-owned by ZCM.

The following is a description of ASNI-II’s business:

OVERVIEW

ASNI-II, Inc.

ASNI-II is a Los Angeles, California-based financial services holding company that provides, through its wholly-owned operating subsidiaries, a broad range of securities, brokerage and trading, merchant and investment banking related services primarily to institutional clients and accredited individual investors, as well as an alternative trading system for illiquid and restricted securities.

Zealous Asset Management LLC

Zealous Asset Management LLC, a Delaware limited liability company, is an investment adviser registered in the State of California that was responsible up until December 31, 2007, for providing asset management and advisory services to private investment funds and managed accounts for individual clients and institutional clients. The advisory services included, among others, providing advice regarding asset allocation and the selection of investments.

ZAM also provided advisory services on a discretionary basis to the following private investment funds: Zealous Partners, LLC, a Delaware limited liability company; and Ault Glazer Capital Partners, LLC (fka Ault Glazer Bodnar Acquisition Fund, LLC), a Delaware limited liability company, which commenced operations in July 2005. The funds operated as pooled investment vehicles intended to provide diversification, management expertise and other advantages to clients. ZAM may, in the future, provide investment advisory services to other pooled investment vehicles that may be similar to, or different from, the Funds.

ZAM’s investors in the funds may have included any of the following: individuals, banks and thrift institutions; investment companies; private businesses; private and governmental retirement, pension and profit-sharing plans; trusts; estates; endowments, foundations, “Taft Hartley” Plans, charitable organizations and corporations as well as other business entities.

ZAM is currently registered as an investment adviser under the laws of the State of California, and may register as an investment adviser with the SEC in the future pursuant to Section 203 of the Investment Advisers Act of 1940, as amended.

Zealous Capital Markets, LLC

Zealous Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA and Securities Investor Protection Corporation, or SIPC, operates the Zealous ATS electronic trading platform that provides specialized trading and settlement services for buyers and sellers of restricted, illiquid securities and alternative assets. The business of ZCM is that of a $100,000 broker/dealer operating pursuant to SEC Rule 15c3-1 (a)(2)(i). The firm's business activities are limited pursuant to its Membership Agreement dated October 6, 2005 with FINRA Los Angeles District Office, which is available upon request.

ZCM operates as a fully-disclosed introducing broker-dealer, and therefore relies on its clearing firm, Wedbush Morgan Securities, Inc., or Wedbush, to provide the back office support and transaction processing services necessary to effect transactions on all principal national and international securities exchanges. Wedbush also acts as custodian for client accounts, and will generally clear (on the basis of payment against delivery) the securities transactions which are effected through ZCM.

ZCM is currently licensed to conduct brokerage activities in the following states – AL, AZ, CA, CO, CT, DE, FL, GA, MA, MN, MO, NV, NJ, NY, OK, TN, TX, UT, WA. ZCM expects to become registered in other states as its business activities warrant.

Zealous ATS, LLC

ZCM wholly-owns and operates Zealous ATS, LLC, (alternative trading system), or ZATS, which plans to be a global electronic marketplace used to support and execute trades for buyers and sellers of restricted and illiquid securities. ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

ZATS has been tested and used successfully for over 18 months with a major New York Stock Exchange financial institution, trading a single stock under Rule 144a. Now, ZATS has been rolled out to a limited number of users, providing them the ability to trade restricted stock and illiquid securities of over 1,100 public and private company securities on a negotiated basis. The next generation of ZATS, now under development, will offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace will be a global community of trading counterparties. The intention is to provide an infrastructure on which to optimize the investment and trading strategies for participants.

ZCM provides customer support to ZATS member base through its sales, trading, back office and settlement specialists who are assigned to service specific member groups and facilitate transactions and order flow. Participants will include:

·	Hedge funds, RIA's, mutual funds, pension funds;
·	Venture capital, private equity and real estate funds;
·	Investment banking boutiques, domestic and foreign broker dealers;
·	Family offices, and bank trust departments;
·	Corporate insiders;
·	Domestic and foreign public and private issuers;
·	Alternative market data providers;
·	Independent research providers;
·	Investor relations and PR firms; and
·	Specialty Media and data providers.

PRODUCTS AND SERVICES AND INDUSTRY

Our sole focus is currently on the ZATS trading platform – which it offers primarily to accredited private clients, broker dealers, hedge funds, family offices, mutual funds, corporations, and other accredited financial intermediaries. The ZATS marketplace will be a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

The products and services to be provided by ZATS are as follows:

·	Secondary trading of restricted stock, warrants, and convertible debt of public and private companies;
·	PIPE and other Private Placement issuance;
·	Alternative Public Offerings;
·	Private and non-traded REITS;
·	Secondary LP interests of VC, PE, LBO, and RE partnerships;
·	New Private Fund Offerings;
·	Private Company Trading portals;
·	Emerging and frontier markets debt and equity securities; and
·	Structured equity and debt products.

Private Investment in Public Equity (PIPE)

Underwriters, issuers and investors of the $50-$75 billion annual market for private placements and PIPE issuances can use ZATS electronic platform to list transactions or view available offerings. ZATS will be useful for corporate issuers looking to raise capital or investment banks looking to list transactions. ZATS will allow greater access to a wide array of both institutional and accredited individual investors in a cost effective and efficient format.

ZATS provides all aspects of deal issuance serving all participants by addressing the entire capital-raising process, from origination to final settlement and simplifying the transaction process. All documentation including PPM’s, subscription documents, executive summaries and management presentations are full service electronic document delivery. ZATS also offers issuers the ability to use our “Virtual Road Show” format, allowing for video presentations online reducing the expensive and time consuming need of traveling nationwide as with traditional road shows.

For PIPE investors, ZATS lists PIPE offerings in one central location giving the investor access to diverse and extensive deal flow across many industries and market capitalizations, all electronically and seamlessly.

ZATS also plays a key role for companies who have just completed reverse mergers as these companies typically seek financing in a PIPE structure after their mergers are complete and they are public. ZATS will offer these companies a platform in which to list their PIPE offerings, including emerging growth companies from outside the U. S. including, China, India, and other emerging market economies.

Restricted Securities

ZATS provides holders of restricted stock, illiquid warrants and convertible debt of public companies whom are either limited or not able to sell in the public markets because of legal or contractual restrictions, the ability to offer their securities for sale on its private electronic trading platform to a diverse group of accredited members in private transactions. ZATS uses resale exemptions to execute the majority of restricted stock transactions allowing a holder of restricted securities to rely on the exemption to sell amounts beyond the rule 144 limitations.

Using our centralized trading platform, ZATS offers buyers and sellers of restricted securities a cost effective marketplace and platform to transact and settle with institutional and accredited individual investors.

Rule 144a Securities – “Global AXess”

The growth of the Rule 144a private placement market for equities has been dramatic over the past five years due to many companies reluctance to list publicly on U.S. exchanges because of costly Sarbanes Oxley compliance issues. Rule 144a issuance has grown from $70 billion in 2002 to over $221 billion in 2006.

To meet this need there have been several proprietary electronic trading platforms recently launched dedicated to the issuance of Rule 144a equity securities such as Nasdaq’s Portal, Goldman Sachs GS TRuE, Bear Stearns Best Market, and OPUS-5 created by a group of investment banks. Only Qualified Institutional Buyers or QIB’s (institutions with a minimum of $100mm in discretionary assets) are eligible to purchase these securities.

To address the demand of these participants, ZATS has created a portal for Rule 144a securities within its platform for issuers, underwriters and investors called “Global AXess”. Global AXess will work as a neutral marketplace for participants who want to issue and resell these securities in the secondary market and access a diverse group of ZATS QIB members. Having access to a more centralized marketplace offers Rule 144a investors improved liquidity, transparency and price discovery as many of the current platforms are either closed or limited access systems.

Global AXess will allow newly formed Rule 144a trading platforms to route orders through our system by providing them the ability to list secondary offerings anonymously as an alternative source of liquidity and accessing ZATS QIB members. ZATS also welcomes foreign issuers looking to raise capital using Rule 144a to list their transaction on our electronic marketplace.

Thinly Traded Registered Stock

Holders of concentrated positions of thinly traded non NMS (National Market System) registered stock (OTCBB and Pink Sheet quoted) that trade less than 50,000 shares a day can list their securities for sale on ZATS in block transactions to its qualified accredited members privately and gain the needed liquidity that may have been difficult or impossible to access publicly and bypass listing their securities in a standard public offer and potentially depressing the price.

Buyers of these securities can purchase stock in large blocks at discounts from where the securities trade publicly and complete previously hard to fill positions or just take advantage of attractive arbitrage opportunities without bidding prices up, all electronically and anonymously bypassing the traditional method of directly contacting holders or Wall Street block trading desks and suffering information leakage.

Private Equity – Domestic and Emerging Growth Countries

Private companies who are planning on becoming public within 12 months can utilize ZATS to raise capital in preparation for their public offering in what we call an alternative public offering or “APO” (a contemporaneous reverse merger transaction with a private placement equity capital raise).

ZATS provides private companies an organized efficient method by which to raise capital, and allow investors a secondary market in which to access liquidity if needed. Many companies who complete a reverse merger will immediately want to raise capital via a PIPE offering on ZATS, making a ZATS private listing an easy transition to a funding as a public company.

This market will also provide ZATS with many potential restricted stock offerings as both insiders and officers of the recently pubic companies will be holding large blocks of restricted stock in which they may seek liquidity. ZATS will offer this platform to growth companies from the emerging growth economies specifically in the BRIC countries (Brazil, Russia, India and China).

IPL (Initial Private Listing)

For private companies who have no intention of becoming public they can apply to use ZATS platform for an IPL (initial private listing) providing issuers and shareholders many of the same services as their public counterparts (allowed within the SEC legal constraints), including secondary liquidity and trading capability through a private trading board for the company and its shareholders, along with an issuer portal and electronic settlement and transfer services.

By staying private but allowing secondary liquidity a company has greater independence, easier access to capital for long term growth, eliminates many of the costs of being public and avoids Sarbanes-Oxley, allowing greater privacy, and reduced legal and regulatory risk.

Emerging Markets

The case for investment in global emerging markets is strong, based on a number of factors:

·	Continued growth in the mobility of capital;
·	Demographic trends encouraging stronger growth in emerging markets;
·	Improvement in corporate governance and emphasis on profit growth;
·	The tendency of outsourcing from corporations in developed economies; and
·	Diversification and portfolio risk management benefits.

Investors looking for opportunities in other parts of the world can access ZATS emerging markets listings that are offered by our broker dealer members who specialize in these niche markets and have the right combination of regional experience and market intelligence. Emerging economies in regions of Asia, Latin America, and Eastern Europe have registered some of the highest rates of growth in the world and the inevitable rise in earning capacity is being accompanied by an absolute fall in risk levels providing investors with superior risk adjusted returns.

Private Partnership Offerings and Secondary LP Interests

Alternative funds looking to raise capital can use ZATS marketplace and syndicate their offering to ZATS accredited investor member base. ZATS funds market will include, hedge funds, real estate funds, venture capital and private equity funds. Private funds typically face some of the same challenges as issuers seeking capital. ZATS will create a “New Fund Offerings” page for private funds seeking capital targeting fund investors and marketing specialists who raise capital for private funds, including third party marketers, broker dealers, pension funds, FOF’s, endowments, and family offices.

One of the challenges that investors in private partnerships face is the inherent lack of liquidity of the structure. Whether it’s a private equity fund, real estate fund, or venture capital fund, secondary liquidity and valuing fractional interests is not commonly available. ZATS provides a secondary market for fractional fund interests providing limited partners and potential buyers of these interests the ability to transact at attractive prices in the secondary market through ZATS.

Structured Equity and Debt Products

The market for OTC traded and issued structured equity and debt products for both small domestic and foreign issuers is extremely fragmented and no centralized marketplace exists where buyers and sellers can trade these instruments. Securities offered on ZATS include short term collateralized bridge loans, debt with attached warrants, equity backed loans with aged rule 144 stock, convertible debt, equity linked notes, and capital guaranteed structures. Using ZATS platform issuers can access our diverse investor base and put out their proposed debt or equity structure for competitive bidding and receive timely financing at more favorable terms that the current standard process.

COMPETITION

ZATS

ZATS has several competitors, including:

·	Restricted Stock Partners, which operates it own proprietary network of more than 400 institutional and accredited investors representing over $200 billion in assets available for investment;
·
UnifiedMarket, which operates as an electronic portal that facilitates Indications of Interest {IOI} postings by Issuer Members of Preliminary Term Sheets for private placements of securities. UnifiedMarket does not broker—or even know about—trades. It is an information exchange open to the general public, but with a firewall that allows only qualified investors to search for deals in restricted securities; and

·
Nasdaq Portal and the Nasdaq Alliance, which is an electronic trading platform for rule 144a securities which partners with companies such as Goldman Sachs, Bear Stearns, JPM, Merrill Lynch, and others to facilitate rule 144a transactions. Rule 144a transactions can only be marketed to QIB’s (Institutional Qualified Buyers) who have commingled assets of $100mm.

ZCM

In recent years there has been substantial convergence among companies in the financial services and investment industries. A large number of corporate entities, including, commercial banks, insurance companies and other broad-based financial services companies have established or acquired broker-dealers and asset management firms to compliment their existing lines of business. ZCM competes for asset management, sales and trading, investment banking and capital markets business directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, U.S. securities subsidiaries of large U.S. and foreign institutions, and major regional securities firms. In its asset management business, ZCM competes with the same firms and with, venture capital firms, commercial banks and smaller niche players.

ZAM

The competition within the hedge fund industry is very intense, and the success of any fund depends upon not only past returns but the amount of assets under management, in which the hedge fund bases its fees and performance incentives. The amount of money managed depends on the funds contacts within the 3rd party marketing community as they are professionals who raise the capital for the funds.

REGULATION OF THE FINANCIAL SERVICES INDUSTRY

We are subject to regulation by several federal agencies, including the Securities Exchange Commission, or the SEC and FINRA as well as state regulators. The SEC is the federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the United States. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, or SROs, principally FINRA (and its subsidiaries FINRA Regulation, Inc. and the NASDAQ), and the national securities exchanges. These organizations (which are subject to oversight by the SEC) govern the industry, monitor daily activity, conduct periodic examinations of member broker-dealers, and regulate, among other things, the scope of business, investment activities, capital levels, reserves against deposits, collateral requirements, transactions with insiders and certain affiliates, the establishment of branches, mergers, acquisitions, consolidations, the issuance of equity and debt, and the payment of dividends.

Broker-dealers, alternative trading systems and investment advisers are subject to regulation covering virtually all aspects of their businesses. These regulatory authorities have adopted rules that govern the securities industry and, as a normal part of their procedures, conduct periodic examinations of the securities brokerage and asset management operations. Additional legislation, changes in rules promulgated by the SEC, FINRA, foreign regulatory agencies, or any self-regulatory organization, or changes in the interpretation or enforcement of existing laws and rules, may directly affect our mode of operation and profitability. In the United States, brokerage firms and certain investment advisers also are subject to regulation by state securities commissions in the states in which they conduct business. These regulatory authorities, including state securities commissions, may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer or investment adviser, its officers or employees.

Regulation of Subsidiaries

Broker-Dealer Subsidiary

As a result of federal and state registration and SRO memberships, ZCM is subject to overlapping schemes of regulation which cover all aspects of its securities businesses. Such regulations cover matters including capital requirements, uses and safe-keeping of clients’ funds, conduct of directors, officers and employees, record-keeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and to prevent improper trading on material nonpublic information, employee-related matters, including qualification and licensing of supervisory and sales personnel, limitations on extensions of credit in securities transactions, clearance and settlement procedures, requirements for the registration, underwriting, sale and distribution of securities, and rules of the SROs designed to promote high standards of commercial honor and just and equitable principles of trade. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, many aspects of the broker-dealer customer relationship are subject to regulation including, in some instances, suitability determinations as to certain customer transactions, limitations on the amounts that may be charged to customers, timing of proprietary trading in relation to customers’ trades and disclosures to customers.

As a broker-dealer registered with the SEC and as a member firm of FINRA, ZCM is subject to the net capital requirements of the SEC and FINRA. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements that the firm is required to maintain and also limits the amount of leverage that the firm is able to obtain in its respective business.

Net capital is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer’s assets that are not readily convertible into cash (such as furniture, prepaid expenses and unsecured receivables), and further reduced by certain percentages (commonly called haircuts) of the market value of a broker-dealer’s positions in securities and other financial instruments. The amount of net capital in excess of the regulatory minimum is referred to as excess net capital.

Compliance with regulatory net capital requirements could limit those operations that require the intensive use of capital, such as underwriting and trading activities, and also could restrict our ability to withdraw capital from our broker-dealer, which in turn could limit our ability to pay dividends, repay debt and redeem or repurchase shares of our outstanding capital stock.

A failure of a U.S. broker-dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its FINRA membership, its registration with the SEC or require its liquidation. Further, the decline in a broker-dealer’s net capital below certain early warning levels, even though above minimum net capital requirements, could cause material adverse consequences to the broker-dealer and to us.

In the event of non-compliance by us with an applicable regulation, governmental regulators and one or more of the SROs may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant broker-dealer, the suspension or disqualification of officers or employees or other adverse consequences. The imposition of any such penalties or orders on us or our personnel could have a material adverse effect on our operating results and financial condition.

Zealous ATS, LLC – Alternative Trading System

The SEC regulations that govern ZATS business are very specific and ZATS’ business process and electronic platform conforms to those regulations. These include:

·	Restricted transaction settlement documents
·	ZATS password protected platform the prevents general solicitation
·	ZATS client base which is restricted to accredited investors
·	The negotiated nature of ZATS transaction process
·	ZATS is operated by Zealous Capital Markets, a broker dealer

ZATS is currently a private trading platform regulated in the context of FINRA jurisdiction of the broker/dealer, ZCM. In the future, ZATS broad market adoption of the ZATS trading platform may lead to ZATS being regulated as an alternative trading system in which case it would fall under Regulation Alternative Trading System (Regulation ATS).

Similarly, ZATS is regulated in the context of respective state jurisdictions of the broker/dealer, ZCM. In the future, ZATS may be regulated as an alternative trading system under respective state laws as applicable.

Asset Management Subsidiary

ZAM is currently registered as an investment adviser with the State of California. The firm may register as an investment adviser with the SEC in the near future upon qualification for such registration. As an investment adviser registered in the State of California, ZAM is currently subject to the rules and regulations of that state. Additionally, if ZAM becomes registered with the SEC, it will be subject to the requirements of the Investment Advisers Act of 1940 and the SEC’s regulations thereunder. In general, the regulatory requirements relating to advisors are generally, among other things, limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, record-keeping and reporting requirements, disclosure requirements, limitations on principal transactions between an adviser or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under the federal securities laws.

In connection with ZAM’s activities, the private investment vehicles that ZAM managed, principally relied on exemptions from registration under the federal securities laws (e.g. Investment Company Act of 1940 and Investment Advisers Act of 1940), and under certain state securities laws and the laws of various foreign countries. Failure to comply with the initial and continuing requirements of any such exemptions could have a material adverse effect on the manner in which ZAM and these vehicles carried on their activities, including penalties similar to those listed above for broker-dealers, up until December 31, 2007

EMPLOYEES

We had 16 full time employees as of June 1, 2008. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal office is located at 1800 Century Park East, Suite 200, Los Angeles, CA 90067.  We lease approximately 12,907 square feet of space, which expires on February 14, 2011.  We sublease approximately 8,000 to 8,500 square feet to an unrelated entity.  The monthly rental and sublease portion on the lease is as follows:

Months of Lease Term	Aggregate Monthly Installment of Base Rent	Sublessee Portion
January 2008-December 2008	$34,232.60	$20,800
January 2009-December 2009	$35,259.58	$20,800
January 2010-February 2011	$36,317.27	$20,800

We also maintain a branch office in New York where ZCM provides brokerage services to clients and operates ZATS.  The New York office is located at 230 Park Avenue, 10th Floor, New York, NY 10169.  ZCM leases approximately 900 square feet and pays $13,081 per month (which is for monthly rent and additional executive services).  This lease expires on June 30, 2008.

On or about April 18, 2008, we signed a lease for office space located at 15641 Red Hill Avenue, Tustin, CA 92780.  We lease approximately 10,767 with 9,293 as usable square feet and pays $7,267.73 per month.  The term of the lease is from June 1, 2008 through May 31, 2011.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Bodnar Capital Management, LLC v. Zealous Asset Management, LLC, Docket 308 CV 199

On or about February 14, 2008, Corporate Creations Network, Inc. the agent for service of process for Zealous Asset Management, LLC, was serviced with a summons and complain in connection with a lawsuit filed by Bodnar Capital Management, LLC.  The complaint was filed in United States District Court for the District of Connecticut.   The parties are currently negotiating a settlement

MANAGEMENT

The following table sets forth information about our executive officers, key employees and directors as of June 4, 2008.

Names:	Ages	Titles:	Board of Directors
Milton C. Ault, III	38	President and Chief Executive Officer; President and Chief Executive Officer – Zealous Capital Markets, LLC	Director
Sothi Thillairajah	40	Chief Operating Officer and Chief Financial Officer; Chief Operating Officer and Chief Financial Officer – Zealous Capital Markets, LLC
Michael Edwards	58		Director
Glen Schlosser	60		Director

Directors serve until the next annual meeting and until their successors are elected and qualified. The Directors of our company are elected by the vote of a majority in interest of the holders of the voting stock of our company and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Currently, our directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

Milton C. Ault has been our President and Chief Executive Officer since August 2007 and a member of our Board of Directors since October 2007.  Between June and July 2007, Mr. Ault had been our President. Between July 2007 and August 2007, Mr. Ault was our Executive Vice President. As of May 2008, Mr. Ault is the chairman, director, Chief Executive Officer and President of ASNI-II, Inc., our wholly owned subsidiary.  Mr. Ault is the CEO of Ault Glazer & Co., Inc., a Colorado corporation (AULT.PK). Mr. Ault was the Chairman, CEO and President of Zealous Holdings, Inc. from June 2005 to May 2008. Mr. Ault is the manager and Chief Investment Officer of Zealous Asset Management, LLC, our wholly owned subsidiary. Mr. Ault was a registered representative at Strome Securities, LP from July 1998 until December 2005. He was elected to the board of directors of Patient Safety Technologies (formally Franklin Capital Corp.) in July, 2004 and became its Chairman and Chief Executive Officer in October, 2004 where here served until January of 2006 and again from July 2006 to January of 2007. Mr. Ault has been a member of the board of directors of IPEX, Inc, since May 2005 and served as interim Chief Executive Officer of IPEX, Inc, between May and July 2005. Mr. Ault was Chief Executive Officer of Digicorp, Inc., a publicly traded corporation, from April 26, 2005 until September 30, 2005 and he served as Chairman of Digicorp from July 16, 2005 until September 30, 2005. In November of 2005 Mr. Ault became Chief Executive Officer  and President in November 2006 of Zealous Capital Markets, LLC (formally, Ault Glazer Bodnar Securities), our wholly owned subsidiary formed in June 2005. Mr. Ault has also held positions as a director and interim Chief Executive Officer at certain portfolio companies held by us or our subsidiaries from time to time. Mr. Ault currently holds the series 7, 24, and 63 licenses and is also a registered principal of Zealous Capital Markets.

Sothi Thillairajah has been our Chief Financial Officer since December 2007. As of May 2008, Mr. Thillairajah is Chief Financial Officer and a director of ASNI-II, Inc., our wholly owned subsidiary. From September 2007 to May 2008, Mr. Thillairajah served as the Chief Financial Officer and Chief Operating Officer of Zealous Holdings, Inc.  From July 2007 through September 2007, Mr. Thillairajah served as a consultant for Zealous Holdings, Inc. From December 2006 to July 2007, Mr. Thillairajah served as Chief Financial Officer of Tatonka Oil and Gas, Inc., a publicly traded oil and gas company based in Denver, CO. Between February and December 2006, Mr. Thillairajah served as the Chief Executive Officer and as a Director for IPEX, Inc., a publicly traded VOIP telecom company based in La Jolla, California. Between July 2005 and February 2006, Mr. Thillairajah served as IPEX’s Chief Operating Officer. From January 5, 2005 to July 5, 2005, Mr. Thillairajah was a Director in the derivatives group of Societe Generale, focusing on hedge funds. From April 2002 to November 2004, Mr. Thillairajah was head of linear options sales for Commerz Bank.  From December 2000 to June 2001, Mr. Thillairajah was Vice President of international equity sales for BNP Paribas. From July 1997 to March 2000, Mr. Thillairajah was a principal of Bankers Trust in the international equity sales division. Mr. Thillairajah earned an MBA from the University of Chicago and he graduated cum laude with a BA in Economics from the University of Rochester.

Michael Edwards has been a director of our company since 1998.  From 1985 to the present, Mr. Edwards has been president of Premier Attractions, Inc, a full-service production company that distributes, acquires and provides funding for feature films and multi-media projects.  Mr. Edwards holds a BA in Psychology and a BA in Art from Cal Western University; a MSc. in Communications from SDSU, and was a post graduate/PhD candidate psycholinguistics at Macquarie University, Australia.  He is an Active Member of the Directors Guild of America as a Feature Film and Commercial Director since 1998.

Glen Schlosser has been a director of our company since April 2002.  Mr. Schlosser served as Vice President of Finance and Accounting/CFO at Virgin Mountains Enterprises. Mr. Schlosser has a BS in Accounting and Business Administration from Youngstown State University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports we received and on written representations from reporting persons, we believe that the directors, executive officers, and greater than ten percent (10%) beneficial owners have filed all reports required under Section 16(a).

Board Committees

We currently have established compensation and audit committees, although no formal charters have been adopted.

Code of Ethics

We have adopted a comprehensive written code of ethics. It is our policy that our operations are to be conducted in compliance with the law and with the highest ethical standards.

Family Relationships

There are no family relationships among our executive officers and directors.

Indebtedness of Executive Officers and Directors

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or accrued by us to our Chief Executive Officer and President and Chief Operating Officer and each of our other officers whose compensation exceeded $100,000 for each of our last two completed fiscal years.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Milton C. Ault, CEO and President	2008	$200,000	N/A	N/A-	N/A	N/A--	N/A	$	N/A	$200,000
	2007	$200,000	N/A	N/A-	N/A	N/A--	N/A	$	N/A	$200,000
Scott Livingston, CCO of ZCM	2008	$110,000	N/A	N/A	N/A	N/A	N/A		N/A	$110,000
	2007	$110,000	N/A	50,000	N/A	N/A	N/A		N/A	$110,000

Employment Agreements with Executive Officers

Sothi Thillairajah

Zealous Holdings entered into an employment agreement with Mr. Thillairajah to serve as Chief Financial Officer and Chief Operating Officer. Pursuant to the agreement, Mr. Thillairajah will receive annual compensation of $180,000. Mr. Thillairajah also received 175,000 shares of common stock upon execution of the employment agreement and options to purchase 275,000 shares of common stock, exercisable at $1.00 per share, with such options vesting over time and upon completion of various milestones. In addition, Mr. Thillairajah is entitled to participate in any and all benefit plans, from time to time, in effect for Zealous Holdings’ employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In the event that Zealous Holdings terminates the employment agreement without Cause (as defined therein), Mr. Thillairajah will be entitled to a severance payment of six months salary.

Outstanding Equity Awards at Fiscal Year-End

There were no grants of options to purchase our common stock to the named executive officers at February 29, 2008

Director Compensation

None of our directors have received compensation for their respective services rendered to us for the year ended February 29, 2008.

Employee Benefit Plans

We have no employee benefit plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the officers and directors; and (3) by all of the officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Zealous Trading Group, Inc., 1800 Century Park East, Suite 200, Los Angeles, California 90067.

Name of Owner	Title of Class	Number of Shares Owned (1)	Percentage of Class Prior to Offering (2)	Percentage of Class After Offering (3)

Milton C Ault, III	Common Stock	201,128,210 (4)	40.13%	24.47%

Michael Edwards	Common Stock	410,000	*	*

Glen Schlosser	Common Stock	1,115,000	*	*

Sothi Thillairajah	Common Stock	16,630,897 (5)	5.16%	2.59%

All Officers and Directors	Common Stock	219,284,107 (6)	43.44%	26.56%
As a Group (4 persons)

Kent G. Wyatt, Sr.	Common Stock	22,935,000	7.20%	3.59%

Steve J. Caspi	Common Stock	26,461,606	8.64%	4.14%

Lori Livingston	Common Stock	48,288,799 (7)	14.64%	7.42%

Charles J. Kalina III	Common Stock	38,615,796 (8)	11.05%	6.03%

Michael Van Patten	Common Stock	17,739,624 (9)	5.79%	2.70%

Bodnar Capital Management, LLC (10)	Common Stock	80,844,638 (11)	20.89%	11.23%

The Glazer Family Partnership (12)	Common Stock	161,167,289 (13)	47.29%	23.92%

Motivated Minds LLC (14)	Common Stock	19,673,187 (15)	6.04%	3.05%

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 4, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 318,470,587 shares of common stock outstanding as of June 4, 2008.

(3) Percentage based upon 639,095,587 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4) Includes 180,963,706 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Also includes 1,847,877 shares of common stock and 1,718,750 shares of common stock issuable upon exercise of warrants held by the George V. Johnson & Henrietta Johnson Survivor's Trust and George V. Johnson Trust Dated 12/10/1970.  Kristy Ault, the wife of Todd Ault, is the trustee of such trusts and Mr. Ault disclaims beneficial ownership of such shares.

(5) Includes 3,695,755 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(6) Includes 180,963,706 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, 3,695,755 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days and 1,718,750 shares of common stock issuable upon exercise of warrants as referenced in footnotes 3-5 above.

(7) Includes 11,331,250 shares of common stock issuable upon exercise of convertible debentures.

(8) Includes 1,738,719 shares of common stock issuable upon exercise of warrants and 29,115,992 shares of common stock issuable upon exercise of convertible debentures.

(9) Represents shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(10) Steven J. Bodnar, as managing member, has voting and investment control over shares held by this entity.

(11) Represents shares of common stock issuable upon surrender of his share certificates of Zealous Holdings in connection with the Merger.

(12) Melanie and Louis Glazer, as General Partners, have voting and investment control over shares held by this entity.

(13) Includes 34,703,139 shares of common stock issuable upon exercise of convertible debentures.

(14) Ira Gaines, as Managing Member, has voting and investment control over shares held by this entity.

(15) Includes 6,259,979 shares of common stock issuable upon exercise of warrants and 13,413,208 shares of common stock issuable upon exercise of convertible debentures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended February 29, 2008, we issued 1,000,000 restricted shares of our common stock at $0.03 to our CEO Mr. Milton Ault for his consulting services and recorded an expense of $30,000. The shares were value at the market price on the date of issuance. During the year ended February 29, 2008, we also issued 1,340,000 shares of common stock valued at an aggregate value of $0.015 per share to the board members for services provided by them. In addition, we also issued 3000,000 shares of common stock having a value per share of $0.03 to our former director, Mr. Kent Wyatt Sr. as accrued compensation for services provided by him.

Notes payable to stockholder as on February 29, 2008 consist of advances of $164,000 from our former director, Mr. Kent Wyatt Sr. which are unsecured, payable on demand and carry an interest rate of 7%. Interest accrued on this note is $12,442.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person based on its ownership of the shares of common stock and the warrants, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercise, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

None of the selling stockholders within the past three years have had any position, office or other material relationship with us or any of our predecessors or affiliates.

In accordance with the terms of registration rights agreements with the holders of the shares of common stock and the warrants, this prospectus generally covers the resale of at least the sum of (i) the number of shares of common stock issued and (ii) the shares of common stock issued and issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.

	Beneficial Ownership Prior to this Offering (1)				Beneficial Ownership After this Offering (1) (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
Alpha Capital Anstalt (3)	22,500,000	7.07%	22,500,000	(21)	0	0%
Bristol Investment Fund, Ltd. (4)	22,500,000	7.07%	22,500,000	(21)	0	0%
George Yard Fund, L.P. (5)	11,250,000	3.53%	11,250,000	(21)	0	0%
Steven J. Caspi	18,750,000	5.89%	18,750,000	(21)	0	0%
Crescent International Ltd (6)	18,750,000	5.89%	18,750,000	(21)	0	0%
Cranshire Capital, L.P. (7)	7,500,000	2.36%	7,500,000	(21)	0	0%
Crestview Capital Master, LLC by: Crestview Capital Partners, LLC. Its Sole Manager (8)	18,750,000	5.89%	18,750,000	(21)	0	0%
Donald G. Drapkin	15,000,000	4.71%	15,000,000	(21)	0	0%
Enable Growth Partners LP (9)	63,750,000	20.02%	63,750,000	(21)	0	0%
Pierce Diversified Strategy Master Fund LLC, Ena (10)	3,750,000	1.18%	3,750,000	(21)	0	0%
Enable Opportunity Partners LP (11)	7,500,000	2.36%	7,500,000	(21)	0	0%
Harborview Master Fund LP (12)	11,250,000	3.53%	11,250,000	(21)	0	0%
Hudson Bay Fund LP (13)	16,125,000	5.06%	16,125,000	(21)	0	0%
Hudson Bay Overseas Fund LTD (14)	21,375,000	6.71%	21,375,000	(21)	0	0%
Iroquois Master Fund Ltd. (15)	11,250,000	3.53%	11,250,000	(21)	0	0%
Professional Offshore Opportunity Fund (16)	15,000,000	4.71%	15,000,000	(21)	0	0%
Truk International Fund, LP by: Atoll Asset Management, LLC (17)	1,500,000	0.47%	1,500,000	(21)	0	0%
Truk Opportunity Fund, LLC by Atoll Asset Management, LLC (18)	6,000,000	1.88%	6,000,000	(21)	0	0%
Rockmore Investment Master Fund Ltd (19)	5,625,000	1.77%	5,625,000	(21)	0	0%
Whalehaven Capital Fund Limited (20)	22,500,000	7.07%	22,500,000	(21)	0	0%
Total	320,625,000		320,625,000

* Less than 1%.

(1)	Percentage calculated on the basis of 318,470,587 shares of common stock outstanding on June 4, 2008.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)
In accordance with rule 13d-3 under the securities exchange act of 1934, Konrad Ackerman and Rainer Posch may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4)
In accordance with rule 13d-3 under the securities exchange act of 1934, Paul Kessler may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5)
In accordance with rule 13d-3 under the securities exchange act of 1934, Christopher D. Barlow, manager of Lombard Street Partners, the General Partner and Investment Manager of this entity, may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(6)
Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Craw, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(7)
In accordance with rule 13d-3 under the securities exchange act of 1934, Michael P. Koplin may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(8)
Crestview Capital Partners, LLC is the sole manager of Crestview Capital Master, LLC. By virtue of such relationship, and in accordance with rule 13d-3 under the securities exchange act of 1934, Crestview Capital Partners, LLC may be deemed to have dispositive power over the shares owned by Crestview Capital Master, LLC. Crestview Capital Partners, LLC disclaims beneficial ownership of such shares. Mr. Stewart Fink, Mr. Robert Hoy and Mr. Daniel Warsh are the Managers of Crestview Capital Partners, LLC and may be deemed to share dispositive power over the shares held by Crestview Capital Master, LLC. Messrs. Fink, Hoyt and Warsh disclaim beneficial ownership of such shares. We are also informed that Crestview Capital Master, LLC purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Crestview Capital Master, LLC had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(9)
In accordance with rule 13d-3 under the securities exchange act of 1934, Mitch Levine may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(10)
In accordance with rule 13d-3 under the securities exchange act of 1934, Mitch Levine may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(11)
In accordance with rule 13d-3 under the securities exchange act of 1934, Mitch Levine may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(12)
In accordance with rule 13d-3 under the securities exchange act of 1934, Messrs. Richard Rosenblum and David Stefansky may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(13)
In accordance with rule 13d-3 under the securities exchange act of 1934, Sander Gerber, Yoav Roth and John Doscas may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(14)
In accordance with rule 13d-3 under the securities exchange act of 1934, Sander Gerber, Yoav Roth and John Doscas may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(15)
In accordance with rule 13d-3 under the securities exchange act of 1934, Jonah Silverman may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(16)
In accordance with rule 13d-3 under the securities exchange act of 1934, Howard Berger may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(17)
In accordance with rule 13d-3 under the securities exchange act of 1934, Michael E. Fein and Stephen E. Saltzstein may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(18)
In accordance with rule 13d-3 under the securities exchange act of 1934, Michael E. Fein and Stephen E. Saltzstein may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(19)
 In accordance with rule 13d-3 under the securities exchange act of 1934, Bruce T. Bernstein and Brian may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(20)
In accordance with rule 13d-3 under the securities exchange act of 1934, Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(21)	Includes two-thirds of total shares offered issuable upon conversion of 5% Senior Secured Convertible Debentures and one-third of total shares offered issuable upon exercise of warrants.

Securities Purchase Agreement

On October 19, 2007, we completed the execution of definitive documents transaction with accredited investors in which we sold $4,275,000 of 5% Senior Secured Convertible Debenture due October 17, 2008 convertible into 213,750,000 shares of our common stock, par value $.001 per share with a conversion price of $.02 per share and warrants convertible into 106,875,000 shares of common stock at an exercise price of $.03 per share. The conversion price and exercise price is subject to adjustments in the event that we sell common stock, or securities convertible or exercisable into common stock, at a price below $.02 per share or in the event of stock dividend, splits, subdivisions, reclassifications and the like. The issuance and sale of the securities pursuant to the Securities Purchase Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act, of 1933, as amended and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the private placement.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue up to 1,500,000,000 shares of common stock, par value $0.001 per share. On February 15, 2008, the shareholders and directors authorized a reverse stock split of our issued and outstanding shares of common stock based upon a ratio of not more than 12 for 1, with the ratio to be in the sole discretion of the Board of Directors.  As of the date of this filing, such reverse stock split has not yet occurred. The outstanding shares of Common stock are validly issued, fully paid and non-assessable.  There are currently 318,470,587 shares of Common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.  As of May 14, 2008, there were 199,607 shares of preferred stock issued and outstanding, all of which are classified as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

On May 14, 2008, our Board of Directors adopted and created a series of preferred stock consisting of 600,000 shares designated as Series A Convertible Preferred Stock. In connection with the Merger Agreement, each outstanding share of Zealous Holdings’ common stock and preferred stock was exchanged for 0.081530 shares of the Series A Convertible Preferred Stock which is convertible at the option of the holder into 906.6 shares of Company Common Stock. The Series A Convertible Preferred Stock will grant the holders the right to vote each share of Series A Convertible Preferred Stock on any matter taken before our shareholders as a single class. The Series A Convertible Preferred Stock will have voting rights which grant a holder of Series A Convertible Preferred Stock the right to vote 10 times the number of shares of Common stock that is convertible from the Series A Convertible Preferred Stock.  On May 14, 2008, the holders of 273,926 shares of Series A Convertible Preferred Stock received in the Merger elected to convert their Series A Convertible Preferred Stock into 248,341,572 shares of common stock.

Options

In connection with the Merger, we issued options pursuant to its Stock Incentive Plan to holders of options from Zealous Holdings that were previously issued at an exercise price of $1.00 and a term of 10 years as follows:

Number of Options	Vesting Schedule	Grant Date
467,500	2 years from Grant Date	2/11/08
427,500	Vested	2/11/08
75,000	2 years from Grant Date	12/1/07
25,000	2 years from Grant Date	12/12/07
50,000	Vesting on 11/21/08	2/11/08
40,000	Vested	1/22/08
100,000	Vested	12/1/07
100,000	Vested	12/12/07
40,000	4 year from Grant Date	2/11/08
50,000	Vested	5/9/08
225,000	*See Note Below	2/11/08

*50,000 vests upon registration statement becoming effective; 50,000 vests upon one full year from September 3, 2007 of Company not receiving an “E”; and 125,000 upon Company being listed on a national stock exchange.

Warrants

During the quarter ended August 31, 2007, we issued warrants for 6,953,125 of common stock with a five year life exercisable at $0.02 per share and warrants for 4,635,417 of common stock exercisable at $0.03 per share with a five year life, exercisable one year from the issuance.

During the quarter ended November 30, 2007, we issued a total of 113,039,375 warrants exercisable at $0.02, $0.03 and $0.05 per share with terms of either three or five years. Additionally, we issued 770,832 warrants exercisable at $0.03 per share with an effective date one year from the date of issue and a term of five years. The 770,832 warrants are not exercisable unless we increase the authorized shares to 1.5 billion.

We also issued 23,025,000 warrants for services relating to financing at an exercise price of $0.03 and a term of five years, during the quarter ended November 30, 2007.

On December 20, 2007, subsequent to a modification of the original loan agreement dated September 28, 2007, we issued a warrant to purchase 5,200 shares of common stock with a term of 3 years and an exercise price of $0.03.

On June 4, 2007, Zealous Holdings has issued a warrant to purchase 20,000 shares of common stock at an exercise price of $1.25 and a term of 5 years.

Convertible Securities

During the quarter ended August 31, 2007, we issued various convertible notes payable amounting to $562,500. These convertible notes mature at various times within one year from date of issuance, have an interest rate ranging from 5% to 15% and include an option to convert the notes to common stock at a conversion price of $0.02 per share.

During the quarter ended November 30, 2007, we issued various convertible notes payable amounting to $4,560,000 with a maturity dates of one year of the date of issuance of the note. The notes included an option to convert the notes to common stock at a conversion price of 0.02 per share. The notes are not convertible unless we increase the authorized shares to 1.5 billion.

Zealous Holdings has promissory notes outstanding that are convertible into common stock of Zealous Holdings.  The notes (including interest) are convertible at the lower rate of $1.00 or at the price of the common stock offered in a future private capital raise.

Transfer Agent

The transfer agent for our Common Stock is OTC Stock Transfer, Inc. The transfer agent’s address is 231 E 2100 S, Salt Lake City, UT 84115, and its telephone number is (801) 485-5555.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty.  The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver these securities to close out such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon us being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

EXPERTS

The financial statements of Zealous Trading Group, Inc., for the year ended February 29, 2008 has been included in this prospectus in compliance with the reports of Berkovits & Company, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The financial statements of Zealous Trading Group, Inc., for the year ended February 28, 2007 has been included in this prospectus in compliance with the reports of Larry O’Donnell, CPA PC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting

The financial statements of Zealous Holdings, Inc. for the year ended December 31, 2007 and December 31, 2006 and the two year period ended December 31, 2007 has been included in this prospectus in compliance with the reports of Berkovits & Company, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Zealous Trading Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ZEALOUS TRADING GROUP, INC.

For the Years Ended February 29, 2008 and February 28, 2007
Reports of Independent Registered Public Accounting Firms	F-2 to F-3
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Stockholders’ Deficiency	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8 to F-19

ZEALOUS HOLDINGS, INC.

ZEALOUS HOLDINGS, INC.

For the three months ended March 31, 2008 and 2007 (unaudited)
Consolidated Statements of Financial Condition	F-37
Consolidated Statements of Operations	F-38
Consolidated Statements of Stockholders’ Deficit	F-39
Consolidated Statements of Cash Flows	F-40
Notes to Consolidated Financial Statements	F-41 to F-51

PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Information as of March 31, 2008	F-52 to F-54
Notes to Pro Forma Financial Statements	F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of directors and stockholders of
Zealous Trading Group, Inc.
(formerly known as Atlantic Syndication Network, Inc.)

We have audited the accompanying consolidated balance sheet of Zealous Trading Group, Inc. and Subsidiary (“the Company”) as of February 29, 2008 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.   Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zealous Trading Group, Inc. and Subsidiary as of February 29, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses and insufficient working capital to finance operations raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans are described in Note 1 to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Berkovits & Company, LLP

Ft. Lauderdale, Florida
June 6, 2008

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@msn.com	Aurora, Colorado 80014
www.larryodonnellcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Zealous Trading Group, Inc.
(formerly Atlantic Syndication Networks, Inc.)

I have audited the accompanying consolidated balance sheet of Zealous Trading Group, Inc. (formerly Atlantic Syndication Networks, Inc.)  as of February 28, 2007, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zealous Trading Group, Inc. (formerly Atlantic Syndication Networks, Inc.)  as of February 28, 2007, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Managements plans regarding these matters are described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Larry O'Donnell, CPA, P.C.

June 7, 2007

ZEALOUS TRADING GROUP, INC. AND SUBSIDIARY
(Formerly Atlantic Syndication Network, Inc.)
CONSOLIDATED BALANCE SHEETS

	February 29,	February 28,
ASSETS	2008	2007
Current Assets:
Cash	$133	$27
Note Receivable - Zealous Holdings, Inc.	3,635,125	-
Accrued Interest Receivable	115,902	-
Prepaid Expense	22,650	-
Deposit	50,000	-
Real Estate Note Receivable	535,000	-
Deferred Financing Costs, net of amortization of 879,938	1,909,499	-
Total Current Assets	$6,268,309	$27

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts Payable	$116,531	$77,072
Accrued Expenses	16,667	618,354
Accrued Interest Payable	167,208	11,250
Non-Convertible Notes Payable	30,928	38,428
Convertible debt, net of debt discount of $2,842,059	2,280,441	-
Derivative Liability for conversion option and warrants	74,762,626	-
Note Payable to Stockholder	164,000	214,744
Total Current Liabilities	77,538,401	959,848

Stockholders’ Deficiency:
Preferred Stock - 500,000 shares authorized at $0.01 par value, none issued or outstanding	-	-
Common Stock - 50,000,000 shares authorized at $0.001 par value, 48,131,444 and 40,491,444 shares issued and outstanding, respectively	48,131	40,491
Additional Paid-in Capital	2,818,002	2,434,942
Accumulated Deficit	(74,136,225)	(3,435,254)
Total Stockholders’ Deficiency	(71,270,092)	(959,821)

Total Liabilities and Stockholders’ Deficiency	$6,268,309	$27

The accompanying notes are an integral part of these consolidated financial statements.

ZEALOUS TRADING GROUP, INC. AND SUBSIDIARY
(Formerly Atlantic Syndication Network, Inc.)
  CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended
	February 29, 2008	February 28, 2007

Revenues	$-	$16,033

Operating Expenses:
Consulting Expense	566,517	-
Depreciation	-	25,478
Professional Fees	283,371	-
General and Administrative	148,033	368,890
Total Operating Expenses	997,921	394,368

Loss from operations	(997,921)	(378,335)

Other Income/(Expenses):
Expenses related to Derivative Liability	(66,775,876)	-
Financing Costs, including amortization of debt discount of $2,280,442	(3,235,192)	-
Interest Expense	(158,383)	(70,844)
Liability Settlement Income	350,499	-
Interest Income	115,902	-
Net Other Expenses	(69,703,050)	(70,844)

Net Loss	$(70,700,971)	$(449,179)

Net Loss per share – Basic and Diluted	$(1.56)	$(0.01)

Weighted average number of common shares outstanding- Basic and Diluted	45,124,313	40,491,345

The accompanying notes are an integral part of these consolidated financial statements.

ZEALOUS TRADING GROUP, INC. AND SUBSIDIARY.
(Formerly Atlantic Syndication Network, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
For the years ended February 29, 2008 and February 28, 2007

	Common Stock		Additional		Total
			Paid In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency

Balance, February 28, 2006	32,322,444	$32,322	$2,128,471	$(2,986,075)	$(825,282)

Sale – Unregistered Stock	1,919,000	1,919	113,221	-	115,140

Issuance of common stock for services	2,250,000	2,250	77,250	-	79,500

Issuance of stock for debt conversion	4,000,000	4,000	116,000	-	120,000

Net Loss for the year	-	-	-	(449,179)	(449,179)

Balance, February28, 2007	40,491,444	40,491-	2,434,942	(3,435,254)	(959,821)

Issuance of common stock for services	4,640,000	4,640	296,060	-	300,700

Issuance of common stock for liability
Payment	3,000,000	3,000	87,000	-	90,000

Net Loss for the year	-	-	-	(70,700,971)	(70,700,971)

Balance, February 29, 2008	48,131,444	$48,131	$2,818,002	$(74,136,225)	$(71,270,092)

The accompanying notes are an integral part of these consolidated financial statements.

ZEALOUS TRADING GROUP, INC. AND SUBSIDIARY
(Formerly Atlantic Syndication Network, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended
	February 29, 2008	February 28, 2007
Cash Flows from operating activities:
Net Loss	$(70,700,971)	$(449,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	25,478
Common stock for services	300,700	79,500
Liability Settlement Income	(350,499)
Amortization of Deferred Financing Costs and Debt Discount	3,235,192	-
Expense related to Derivative Liability	66,775,876	-
Changes in operating assets and liabilities:
Prepaid Expenses	(22,650)	-
Interest Receivable	(115,902)	-
Accrued Interest Payable	148,264	-
Accrued Expenses	(122,438)	-
Accounts Payable	39,459	8,832
Net cash used in operating activities	(812,969)	(335,269)

Cash Flows from Investing Activities:
Deposit	(50,000)	11,350
Advance on Real Estate Note Receivable	(535,000)	-
Advance to Zealous Holdings, Inc. pursuant to line of credit	(3,635,125)	-
Net cash (used in) provided by investing activities	(4,220,125)	11,350

Cash Flows from Financing Activities:
Proceeds from Issuance of Stock	-	114,140
(Repayment) of Short-Term Loans	(31,056)	(11,220)
Proceeds from Convertible Debt	5,122,500	-
Proceeds from Non-Convertible Notes Payable	64,300
(Repayment) of Non-Convertible Notes Payable	(71,800)
(Repayment) Advance on Note Payable to Stockholder	(50,744)	219,646
Net cash provided by financing activities	5,033,200	323,566

Increase (decrease) in cash	106	(453)
Cash, beginning of the period	27	480
Cash, end of the period	$133	$27

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$2,425	$70,844

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Debt Discount	$2,842,059	$-

The accompanying notes are an integral part of these consolidated financial statements.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Note 1	Nature and Continuance of Operations

        Nature of Operations:

Zealous Trading Group, Inc., (“the Company”) was originally incorporated under the laws of the state of Nevada on September 25, 1978 as Casino Consultants, Inc. Prior to September 1992, the Company was dormant. On September 15, 1992, the Company entered into an Agreement and Plan of Reorganization with Ad Show Network, Inc., a Nevada corporation, whereby the Company acquired the assets of Ad Show Network, Inc., subject to certain liabilities, for shares of the Company’s common stock. On September 15, 1992, the Company changed its name to A.S. Network, Inc. On October 14, 1992, the Company changed its name to Ad Show Network, Inc. On August 17, 1995, the Company changed its name to Atlantic Syndication Network, Inc. On October 5, 2007, the Company filed an amendment to its Articles of Incorporation changing its name to Zealous Trading Group, Inc.

Prospectively, the Company will devote its resources to the development of the Zealous Alternative Trading System (the "ZATS System”). The ZATS System has the capability of becoming a global electronic marketplace that supports and executes trades for buyers and sellers of restricted and illiquid securities, and has been tested and used successfully by a major financial institution.

Going Concern:

At February 29, 2008, the Company has not yet achieved profitable operations, has insufficient working capital to fund ongoing operations, has continuing losses from operations and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management believes that the Company may be able to obtain additional funds through equity financing and/or related party advances; however there is no assurance that additional funding will be available.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations.  Realization values may be substantially different from carrying values as shown.  These consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

Note 2    Significant accounting policies

Principles of Consolidation

These consolidated financial statements include the accounts of Zealous Trading Group, Inc. (the “Company”), and its wholly owned subsidiary, ASNI-II, a Delaware corporation. All intercompany balances and transactions have been eliminated in consolidation.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Use of Estimates

The application of our accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. These estimates bear the risk of change due to the inherent uncertainty and are likely to differ to some extent from actual results. Accounting policies requiring the use of the most significant estimates are in the areas of derivative accounting and share based payments.

Derivative Instruments

The Company accounts for conversion options embedded in convertible notes payable in accordance with the Statements of Financial Accounting Standards (“SFAS”)  Number 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" [Emerging Issues Task Force ("EITF")] ("EITF 00-19"). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-convertible notes which qualify as equity under EITF 00-19, in accordance with the provisions of Emerging Issues Task Force Issue “Accounting for Convertible Securities with Beneficial Conversion Features," ("EITF 98-5”) and "Application of EITF 98-5 to Certain Convertible Instruments," (“EITF 00-27”) Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized to financing expense over the term of the related debt.

The Company accounts for embedded conversion options in non-conventional convertible notes which do not qualify as equity under EITF 00-19, as derivation liabilities. Accordingly, the Company determines the fair value (as determinedunder the Black-Scholes Valuation Method) of all embedded derivatives (usually conversion option and warrants). Such fair value is recorded as a debt discount up to the proceeds of the debt and any amount in excess of the proceeds of thedebt is charged to operations at the security issuance date.

The Company accounts for the issuance of common stock purchase warrants issued and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement).The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company and (ii)

give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Also, based on the provisions of paragraph 19 of EITF 0019 the Company evaluates whether sufficient number of authorized and unissued shares exists at the classification assessment date to control settlement by delivering shares. If not enough number of shares are authorized by the Company, then share settlement is not within the control of the Company and asset or liability classification is required. Accordingly, all of the outstanding warrants have been classified as free standing derivative liabilities since as of February 29, 2008, the Company does not have sufficient authorized shares to accommodate the issuance of shares resulting from the conversions. Additionally, the notes or warrants cannot be converted until an amendment to the Article of Incorporation of the Company increases the number of authorized common stock to 1,500,000,000.  (See notes 8 and 12.)

Stock based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, "Share Based Payment," (“SFAS No. 123”) using the modified-prospective-transition method. There was no effect to the accompanying financial statements pursuant to the adoption of SFAS No.123R since at the date of the adoption, all employee stock options were fully vested. SFAS No. 123R is a revision of SFAS No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS No. 123R addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, stock-based awards result in a cost that will be measured at fair value on the award's grant date, based on the estimated number of awards that are expected to vest that will result in a charge to operations.

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or of the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share".  SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of statement of operations.  Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  For the year ended February 29, 2008 basic and diluted loss per common share are the same as the company has net losses for these periods and the effect of the assumed exercise of warrants and conversion of debt would be anti-dilutive. For the year ended February 28, 2007 there were no potentially dilutive securities outstanding. For the year ended February 29, 2008, the Company had potentially dilutive common shares of 149,678,949 and 256,125,000 attributable to warrants and convertible debt, respectively.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Fair Value of  Financial instruments and Notes payable

The carrying values of cash, accounts payable, accrued expenses and due to related parties approximate their fair value because of the short maturity of these instruments.  The carrying value of the note receivable from Zealous Holdings, Inc., the real estate note receivable and both the convertible and non-convertible debt approximate fair value due to the interest rate on these instruments approximating that of similar instruments having similar terms. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income taxes

The Company adopted the SFAS No. 109, “Accounting for Income Taxes”. Pursuant to SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statement carrying amounts and the respective tax bases. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the periods in which those differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Potential benefits of net operating losses have not been recognized in the financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Reclassifications

Certain amounts from the previous year have been reclassified to conform to the current year presentation. Such reclassifications had no effect on net income or shareholders’ equity presentation.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The Company will be required to adopt the provisions on SFAS No. 157 on March 1, 2008. The Company is currently evaluating the impact of adopting the provisions of SFAS No. 157 but does not believe that the adoption of SFAS No. 157 will materially impact its financial position, cash flows, or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS No. 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company is currently evaluating the potential impact of SFAS No. 159.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

In December 2007 the FASB issued Statement No. 160 “Non controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. This statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labelled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The Company will adopt this statement on January 1, 2009.

In December 2007 the FASB issued Statement No. 141 (revised 2007) “Business Combinations”. This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will adopt this statement on January 1, 2009.

Note 3    Related Party Balances and Transactions

During the year ended February 29, 2008 the Company issued 1,000,000 restricted shares of its common stock valued at $0.03 to the Company’s CEO for consulting services and recorded an expense of $30,000. The Company also issued 1,340,000 shares of common stock valued at an aggregate value of $0.015 per share to board members for services rendered and 3,000,000 shares of common stock having a value per share of $0.03 to the Company’s Executive Vice President and Chairman of the Board, for accrued compensation. The shares were valued at the market price on the date of issuance.

Pursuant to a line of credit the Company has committed to lend Zealous Holdings, Inc. up to $5,000,000 for working capital purposes. Amounts advanced through February 29, 2008 are evidence by  a note receivable for $3,635,125. This note carries an interest rate of 8.5% and is due on December 31, 2008. Interest earned on this note amounted to $107,947 for year ended February 29, 2008. Upon merger (see note 12) the balance outstanding along with accrued interest on this note receivable shall be eliminated with corresponding liabilities in Zealous Holdings, Inc.

Note payable to a stockholder as of February 29, 2008 consists of $164,000 due to the Company’s Executive Vice President and Chairman of the Board. This note is unsecured, payable on demand and carries an interest rate of 7%. In the event that the note is not paid on or before July 19, 2008, the outstanding balance at such time will be increased by 5%. In the event that the note is not paid on or before August 20, 2008, the outstanding balance at such time, and every 30 days thereafter, will be increased by 10% until such time as the note is repaid in full. Interest accrued on this note payable amounted to $12,442 as on February 29, 2008. During the year ended February 29, 2008, our Chairman of the Board agreed to forgive other amounts owed him for accrued compensation and accrued rent of $350,499. The company has recognized this amount as Liability Settlement Income during the year ended February 29, 2008.

The Company also entered into a consulting agreement with our Chairman of the Board for a term of one year, at an annual compensation of $96,000.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Note 4    Deposit

During the year ended February 29, 2008, the Company made a deposit of $50,000 to Transfer Online Technology Development, LLC (“TOLTD”), for the future acquisition of all rights, title and interest in and to an online/electronic trading platform, including without limitation, the source code, software, any and all intellectual property rights and title related to such trading platform. (See note 12).

Note 5    Real Estate Note Receivable

During the year ended February 29, 2008, the Company made a deposit of $535,000 towards a real estate investment. The Company and counter-party in the transaction have since agreed to convert such deposit into a secured promissory note in the amount of $535,000. The note carries an interest rate of 6%. The note is collateralized by the underlying real estate and related improvements. Interest relating to the outstanding note receivable was $7,955 for the year ended February 29, 2008.

Note 6    Non-Convertible Notes Payables

As at February 29, 2008 the company has non-convertible notes payables in the amount of $30,928. During the year ended February 29, 2008, the Company issued various non- convertible notes payable of $ 64,300 carrying an interest rate ranging from 5% to 21%, out of which $57,300 (including accrued interest) were repaid in the year ended February 29, 2008.

Note 7    Convertible Debt and Derivative Instruments

During the year ended February 29, 2008, the Company issued various convertible notes payable amounting to $5,122,500. These included convertible notes payable for $747,500 with an interest of 15%, senior secured convertible debentures for $4,275,000 with an interest rate of 5% and a convertible promissory note for $100,000 with an interest rate of 12% to an affiliated company. The secured convertible debentures are collateralized by substantially all of the Company’s assets. These convertible notes and debentures mature at various times within one year from date of issuance, and include an option to convert the notes to common stock at a conversion price of $0.02 per share. Along with the convertible notes the Company also issued a total of 119,992,500 warrants to purchase stock at $0.02 to $0.05 per share with a term of three to five years. Additionally, the Company issued 5,406,249 warrants convertible at $0.03 per share with a five year life, exercisable one year from the issuance of the note as long as the holder did not demand payment or exercise the option under the note prior to the maturity date of the note.

In connection with the 5% Secured Convertible Debentures, within 30 days of the effective date of the merger (see note 12), the Company has agreed to file registration statements with the Securities and Exchange Commission in order to register (i) all of the shares of Common Stock issuable upon the conversion of all of the notes and exercises of all of the warrants, (ii) any additional shares of common stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants  or (iii) any securities issuable upon any stock split, dividend or other distribution,  recapitalization or similar event. In addition, the Company has agreed to use its best efforts to cause the initial registration statement to become effective after the initial filing date but in no event later than the 90th calendar day following the filing date or, in the event of a “full review” by the Commission, the 120th calendar day following the filing date and to cause any additional registration statements which may be required to be filed to become effective before the 90th calendar day following the date on which an additional registration statement is required to be filed.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

If the registration statements are not filed in accordance with debenture agreements, the Company may be liable to pay liquidating damages to the note holders equal to 1.5% of the proceeds received.  The payment must be made to the holders within a specified time frame otherwise the liquidating damages accrued interest up to a maximum of 18% of the initial proceeds.

The following table shows the amount of Convertible notes payable, secured convertible debentures and unamortized discount on debt as on February 29, 2008:

15% Convertible Notes Payable	$747,500
5% Secured Convertible Debentures	4,275,000
12% Convertible Promissory Note – Zealous Holdings, Inc.	100,000
Sub Total	5,122,500
Less: Unamortized Discount on Debt	(2,842,059)
Total as on February, 29, 2008	$2,280,441

Pursuant to EITF 00-19 (Accounting for Derivative Instruments Indexed to and Potentially Settled in a Company’s Own Stock), the Company has determined that the conversion feature in the notes payable is a derivative instrument subject to SFAS No. 133 (Accounting for Derivative Instruments and Hedging Activities). Pursuant to SFAS No. 133 such embedded instruments are to be accounted for using fair value and bifurcated from the host instrument. The Company uses Black-Scholes method of valuation for the embedded derivative instruments. Assumptions used in determining the fair value of embedded derivative instruments using the Black-Scholes model include assumption for volatility in the range of 187% for one year to 252% for 5 year volatility, risk free interest rate of 4% and dividend yield of 0%.

As the result of such treatment the Company recorded an expense for derivative liability of $66,775,876 and amortization of discount on debt of $2,280,441 during the year ended February 29, 2008. The Company also recorded a derivative liability of $74,762,626 and discount on debt of $2,842,059 for the year ended February 29, 2008.

As the result of such treatment the Company recorded a change in the fair value of the derivative liability of $66,814,626 and amortization of discount on debt of $2,280,441 during the year ended February 29, 2008. The Company also recorded a derivative liability of $74,762,626 and discount on debt of $2,842,059 for the year ended February 29, 2008.

During the year ended February 29, 2008, the Company also issued 24,275,000 warrants for services relating to financing at an exercise price of $0.03 and a term of five years. The Company recorded a net deferred financing cost of $1,909,499, consulting expense of $527,767 and a derivative liability of $ 4,612,250 related to these warrants issued during the year ended February 29, 2008.

On December 20, 2007, subsequent to a modification of the original loan agreement dated September 28, 2007, the Company issued a warrant to purchase 5,200 shares of common stock with a term of 3 years and an exercise price of $0.03 to an individual who issued the Company a non-convertible promissory note for $20,800. The note including accrued interest on the note was repaid in full during the quarter ended November 30, 2007. The warrants have been valued at $0.19 as of February 29, 2008.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Note 8    Stockholders’ Equity

Common Stock

During the year ended February 29, 2008, the Company issued 4,640,000 shares of its common stock for services received by the Company and 3,000,000 as payment of accrued liabilities to a stockholder. In addition to these shares, the Company issued 24,275,000 warrants to purchase its common stock at $0.03 to various parties for consulting services received by the company during the year ended February 29, 2008. These warrants have a life of 5 years from the date of issuances. The Company also issued 5,200 warrants to purchase its common stock at $0.03 in exchange for services received by the company during the year ended February 29, 2008.

During the year ended February 28, 2007, the Company issued 1,919,000 and 2,250,000 shares of its common stock for $115,140 cash and services, respectively. The Company also issued 4,000,000 shares of its common stock to a stockholder and current Chairman of the Board, for settlement of a $120,000 liability payable to him.

Warrants

In connection with funds raised by the Company during the year ended February 29, 2008, as discussed in Note 7, the Company issued warrants to purchase 119,992,500 shares of common stock at $0.02 to $0.05 per share and warrants to purchase 5,406,249 shares of common stock at $0.03 per share over five years.  These warrants are exercisable one year from the issuance of the note as long as the holder does not demand payment or exercise the option under the note prior to the maturity date of the note.

On September 19, 2007, the Company and Empire Financial Group, Inc. (“Empire”) entered into an exclusive finder’s fee agreement in which Empire would be the exclusive finder in connection with the Company’s convertible debt issuances of up to $3,000,000.  Pursuant to the terms of this agreement, the Company would pay Empire a seven percent (7%) cash fee on the aggregate proceeds received plus a 10% warrant compensation.  The warrants have piggyback registration rights. The Company paid $299,250 and issued 21,375,000 warrants to Empire during the year ended February 29, 2008 pursuant to this agreement.

Effective October 17, 2007, the Company entered into a finder’s fee agreement with two individuals. As consideration for certain introductions, the individuals received 400,000 shares of common stock at a price of $0.02 per share and five-year warrants to purchase 300,000 shares of common stock at an exercise price of $0.03 per share.

Assumptions used in determining the fair value of the above warrants using the Black-Scholes model include management’s expected volatility ranging from 187% to 252%, a risk-free interest rate of 4%, and a dividend yield of 0%.

The Company did not issue any warrants during the year ended February 28, 2007.

Under a stock warrant plan expiring February 28, 2009, two previous members of the Board of Directors received a total of 325,000 stock warrants exercisable at $0.25 per common share. The warrants remain unexercised as of February 29, 2008.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

The following table summarizes information on stock warrants outstanding at February 29, 2008:

Warrants Outstanding

Description	Number Outstanding at February 29, 2008	Expiration Dates	Exercise Price	Number Exercisable at February 29, 2008 (a)
Issued on 15% convertible notes	8,109,375	June through October 2012	$0.02	-
Additional warrants on 15% convertible notes exercisable after 1 year	5,406,249	June through October 2012	$0.03	-
Issued on 5% secured convertible debentures	106,875,000	October 2012	$0.03	-
Issued on 12% convertible promissory note	5,000,000	October 2012	$0.03	-
Issued on non convertible debt	13,325	September through November 2010	$0.03 to $ 0.05	-
Issued to consultants	24,275,000	October 2012 through January 2013	$0.03	-
	149,678,949			-

(a) At February 29, 2008, the Company did not have sufficient shares to issue upon the exercise of these warrants, therefore they were not exercisable under the respective agreement provisions. On April 24, 2008 the Company increased its authorized shares of common stock to 1,500,000,000 making all warrants (except for the 5,406,246) fully exercisable

Note 9    Income Taxes

The components of the Company’s consolidated income tax provision are as follows:

	Years ended
	February 29, 2008	February 28, 2007

Current benefit	$66,228	$6,521
Deferred benefit	980,796	119,170
Subtotal	1,047,024	125,691
Less: Valuation allowances	(1,047,024)	(125,691)
Net income tax provision	$-	$-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of the deferred tax asset. The Company has concluded that it is more likely than not, that it will not realize the benefit of this deferred tax asset.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

The reconciliation of the income tax provision at the statutory rate to the reported income tax expense is as follows:

	Years ended
	February 29, 2008	February 28, 2007
Computed at statutory rate	34.0%	34.0%
Derivative expense	-17.1%	-
Change in fair value of derivative liability	-15.0%	-
Stock based compensation expenses	-0.4%	-6.0%
Valuation allowance	-1.5%	-28.0%
Total	-	-

At February 29, 2008, the Company's net deferred tax assets consisted of the following:

Net operating loss carryforwards	$1,324,228
Excess book over tax amortization of debt discounts	1,099,966
Subtotal	2,424,193
Less valuation allowances	(2,424,193)
Total	$-

As of February 29, 2008, the Company had net operating loss carryforwards of approximately $3,900,000 which may be used to reduce future income taxes payable, and which expire beginning in 2008. Current Federal Tax Law also limits the amount of loss available to offset future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 10	Commitments

On October 3, 2007, the Company entered into a consulting agreement with All R’s Consulting, Inc. (“All R’s) for promotion services to the Company. The term of the agreement is for one (1) year.  Pursuant to the agreement, the Company agreed to issue on a quarterly basis 1,250,000 of shares of common stock at $0.02 per share as well as warrants to purchase 1,250,000 shares of common stock at an exercise price of $0.03 per share over 5 years. In connection with this agreement, the Company has accrued $16,667 pertaining to shares to be issued for the two months of January and February 2008.

On November 7, 2007, the Company entered into a Letter of Agreement with The Investor Relations Group, Inc. (“IRG”) in which IRG will provide a comprehensive corporate communications program.  The term of the agreement is one (1) year unless sooner terminated and the Company shall pay on a monthly basis $13,500.

Note 11	Stock Compensation Plan

In 2005, the Company established a stock compensation plan which provides for certain employees and professionals to receive up to 3,100,000 shares of common stock. As of February 29, 2008, 1,240,000 shares remain available. No shares were issued during the years ended February 29, 2008 and 2007 under this plan.

In May 1999, we adopted a stock warrant plan expiring February 28, 2009, providing for two previous members of the board of directors to receive 325,000 stock warrants at an exercise price of $.25 per share. No warrants have been exercised to date.

Our Board of Directors and stockholders adopted the 2007 Equity Incentive Plan, or the 2007 Plan, on October 19, 2007 which reserves a total of 4,000,000 shares of Common Stock for issuance under the 2007 Plan.  If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

Note 12	Subsequent Events

Merger

On July 16, 2007, Zealous Trading Group. Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") through its wholly-owned subsidiary, ASNI II, INC., a Delaware corporation ("ASNI-II") and Zealous Holdings Inc. and Subsidiaries (“Zealous Holdings”), which was subsequently amended on February 15, 2008 and April 30, 2008. All conditions for closing were satisfied or waived, and the transaction was consummated on May 9, 2008. Zealous Holdings is a holding company whose subsidiaries are engaged in various financial services businesses including investment banking, trading services, and asset management services. Specifically, Zealous Holdings and its Subsidiaries raises capital for small and microcap public companies as well as select private issuers through its broker dealer

Pursuant to the Merger Agreement, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the merger (the "Merger"). As a result of the Merger, Zealous Holdings became a wholly-owned subsidiary of Zealous Trading Group, Inc., through which its operations will be conducted. Each outstanding share of Zealous Holdings' common stock and preferred stock received 0.081530 shares of a newly issued class of Zealous Trading Group, Inc. preferred stock (the "Convertible Preferred Stock") which is convertible at the option of the holder into 906.6 shares of Zealous Trading Group, Inc. common stock. The Convertible Preferred Stock grants the holders the right to vote each share of Convertible Preferred Stock on any matter taken before Zealous Trading Group, Inc.’s shareholders as a single class. The Convertible Preferred Stock has voting rights which grant a holder of Convertible Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Convertible Preferred Stock.

Changes to Capital Structure

The Board of Directors of the Company approved the Certificate of Designation of the Series A Convertible Preferred, which authorized 600,000 shares of Series A Convertible Preferred. The Company also filed an Amendment of Certificate of Articles of Incorporation with the Secretary of State of the State of Nevada to include the Certificate of Designation of the Series A Convertible Preferred.

Pursuant to the Merger, the Company filed a Definitive Schedule 14C in which it obtained shareholder approval to amend its Articles of Incorporation to increase the authorized shares of common stock of the Company from 50,000,000 to 1,500,000,000.  The shareholder approval was obtained on April 24, 2008. The Company also filed an Amendment of Certificate of Articles of Incorporation with the Secretary State of the State of Nevada to increase its authorized shares of common stock from 50,000,000 to 1,500,000,000 and preferred shares to 10,000,000.

Asset Purchase Agreement

The Company and Transfer Online Technology Development LLC(“TOLTD”) entered into an Asset Purchase Agreement on March 3, 2008, in which the Company purchased from TOLTD all rights, title and interest in and to the online/electronic trading platform, including without limitation, the source code, software, any and all intellectual property rights and title related to such trading platform, excluding any licenses for third party software necessary for the performance of the trading platform.   The purchase price was $1,000,000, which was paid as follows: (i) $93,500 in cash and (ii) a mandatory convertible note in the principal amount of $906,500.

Zealous Trading Group, Inc. and Subsidiary
(Formerly Atlantic Syndication Network, Inc.)
Notes to the Consolidated Financial Statements
February 29, 2008

The convertible note bears interest at the rate of 6% per year, commencing on October 11, 2007 and interest and principal are payable in full on March 3, 2009.  The principal and accrued interest on the convertible note is automatically convertible into shares of common stock of the Company at a rate of $0.08 per share (the average market price of the stock on October 11, 2007, when the terms of the transaction were agreed upon).

Equity Issuances

Subsequent to February 29, 2008, the Company issued 4,250,000 shares of its common stock for $170,000. The Company has also issued 2,517,554 shares of its common stock for expenses in lieu of cash.

Pursuant to the terms of the merger, the company issued 329,385,818 shares of its common stock to the shareholders of Zealous Holdings, Inc.

In April 2008, the Company also issued 100,016 shares of its common stock pursuant to the conversion of part of its convertible debt. In addition, the Company has issued 2,125,000 three-year warrants with an exercise price of $0.05 per common share for consulting services. In addition, the Company also issued 1,250,000 five-year warrants with an exercise price of $0.03 per common share for consulting services in April 2008.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders
Zealous Holdings, Inc.
  and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of Zealous Holdings, Inc. and Subsidiaries (the “Company”) (formerly known as Ault Glazer Bodnar and Company, Inc.) as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zealous Holdings, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s dependence on outside financing, lack of sufficient working capital, and recurring losses raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans are described in Note 1 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Berkovits & Company, LLP

Fort Lauderdale, Florida
February 18, 2008

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

	December 31, 2007	December 31, 2006
Assets

Cash and cash equivalents	$16,526	$3,414
Restricted cash	262,500	262,500
Receivables from clearing broker and managed funds	435,255	230,168
Financial instruments:
Trading instruments, at fair value	466,153	227,677
Investments in related managed funds, at cost	693,011	603,628
Other investments, at cost	112,500	-
Loans and receivables	1,363,645	468,239
Property and equipment, net	450,370	551,246
Deposit with clearing broker	129,881	103,062
Prepaid expenses	74,102	21,780
Deposit on computer software and other assets	208,204	27,238
Total Assets	$4,212,147	$2,498,952

Liabilities and Stockholders’ Deficit

Accounts payable and accrued liabilities	$615,524	$591,497
Notes payable	7,142,782	3,270,079
Liability to issue stock	560,000	1,084,870
Total Liabilities	8,318,306	4,946,446

Stockholders’ Deficit:
Preferred stock, par value $.0001, 2,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock A, par value $.0001, 5,000,000 shares authorized, issued and outstanding	500	500
Common stock B, par value $.0001, 3,000,000 shares authorized, 1,223,110 and 107,500 issued and outstanding in 2007 and 2006, respectively	123	11
Additional paid in capital	1,633,882	551,624
Accumulated deficit	(5,740,664)	(2,999,629)
Total Stockholders’ Deficit	(4,106,159)	(2,447,494)
Total Liabilities and Stockholders’ Deficit	$4,212,147	$2,498,952

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended

	December 31, 2007	December 31, 2006
REVENUES

Private placement fees	$200,600	$94,710
Commissions	671,892	412,921
Interest income	25,105	16,490
Management fees	42,209	160,911
Total Revenues	939,806	685,032

EXPENSES

General and administrative	1,086,283	985,725
Salaries and benefits	1,309,825	965,454
Professional fees	517,070	572,895
Rent	320,233	227,770
Depreciation and amortization	101,428	97,750
Total Expenses	3,334,839	2,849,594

OTHER EXPENSES (INCOME):

Interest expense, net	375,850	202,374
Realized losses, net	64,969	62,263
Unrealized (gains) losses, net	(57,428)	146,022
Other (income) expenses, net	(37,389)	188
Total Other Expense	346,002	410,847

Net Loss	$(2,741,035)	$(2,575,409)

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Deficit
For the Years Ended December 31, 2007 and 2006

	COMMON STOCK A		COMMON STOCK B		PREFERRED STOCK		ADDITIONAL PAID IN	(ACCUMU-LATED)
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	(DEFICIT)	TOTAL

Balance, January 1, 2006	5,000,000	$500	-	$-	-	$-	$444,135	$(424,220)	$20,415

Shares issued for cash at $1.00 per share	-	-	107,500	11	-	-	107,489	-	107,500

Net loss for the year	-	-	-	-	-	-	-	(2,575,409)	(2,575,409)
Balance, December 31, 2006	5,000,000	500	107,500	11	-	-	551,624	(2,999,629)	(2,447,494)

Shares issued for cash at $1.00 per share	-	-	265,000	27	-	-	264,973	-	265,000

Shares issued for securities	-		850,610	85	-	-	817,285	-	817,370

Net loss for the year	-	-	-	-	-	-	-	(2,741,035)	(2,741,035)
Balance, December 31, 2007	5,000,000	$500	1,223,110	$123	-	$-	$1,633,882	$(5,740,664)	$(4,106,159)

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended

	December 31, 2007	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,741,035)	$(2,575,409)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	101,428	97,750
Unrealized (gains) losses	(57,428)	146,022
Changes in assets and liabilities:
(Increase) decrease in receivables from clearing	(205,087)	389,572
broker and related managed funds
(Increase) decrease in prepaid expenses	(52,322)	75,152
Increase in deposit on computer software and other assets	(180,966)	-
Increase in deposit with clearing broker	(26,819)	(79,399)
Increase in accounts payables and accrued liabilities	24,027	259,584
Net Cash Used In Operating Activities	(3,138,202)	(1,686,728)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(480,532)
Sale (purchase) of financial instruments, net	433,887	(599,727)
Net Cash Provided by (Used in) Investing Activities	433,887	(1,080,259)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	3,872,703	1,701,154
Issuance of stock	265,000	107,500
Liability to issue stock	(524,870)	1,084,870
Decrease in loans and receivables	(895,406)	(122,112)
Net Cash Provided by Financing activities	2,717,427	2,771,412

Net Change in Cash and Cash Equivalents	13,112	4,425
Cash and Cash equivalents, beginning of the year	3,414	(1,011)
Cash and Cash equivalents, end of the year	$16,526	$3,414
Supplemental disclosure of cash flow information:
Interest paid	$148,336	$73,225

Supplemental disclosure of non cash financing activities:
Common B shares issued for securities	$817,370	$-

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

1             Organization and Summary of Significant Accounting policies

(a)           Organization

Zealous Holdings, Inc. (“The Company” or “ZH”) was incorporated in Delaware during June 2005 as Ault Glazer Bodnar and Company, Inc. In May 2007 the Company changed its name to Zealous Holdings, Inc. During the month of June 2005 the Company acquired Zealous Asset Management, LLC, the asset manager (“ZAM”) and Zealous Capital Markets, LLC, the broker dealer (“ZCM”) through the issuance of stock.

The Company is a holding company whose subsidiaries are engaged in various financial services businesses including investment banking, trading services, and asset management services. Specifically, the Company raises capital for small and microcap public companies as well as select private issuers through its broker dealer. The Company is also developing a trading platform for investors and brokers to trade non registered and illiquid securities.

As reflected in the accompanying financial statements, the Company has negative cash flows from operations of $ 3,138,202 and $ 1,686,728 for the years ended December 31, 2007 and 2006, negative Equity of $4,106,159 and cumulative losses from operations of $5,740,664 at December 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s management and shareholders are committed to provide the necessary funding to the Company through December 31, 2008.  Management anticipates that cash generated from operating activities, together with the additional funding commitments, will be sufficient to finance the Company’s planned operations over the next twelve months.

(b)           Principles of Consolidation

The accompanying consolidated financial statements of ZH include the accounts of ZAM and ZCM. All intercompany balances and transactions have been eliminated in consolidation.

(c)           Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the period. Actual results may differ from those estimates.

(d)           Securities Transactions and Revenue Recognition

Private placement fees arising from securities offering in which the Company acts as agent, along with fees earned from providing financial advisory services are recognized at the time the transaction is consummated.

Proprietary securities transactions, commission revenue and commission expense are recorded on a trade-date basis. Profits and losses arising from securities transactions entered into for the account and risk of the Company are recorded on a trade-date basis. Asset management fees are recorded quarterly when earned pursuant to the individual management contract.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

1             Organization and Summary of Significant Accounting policies (continued)

 (e)           Financial Instruments

Investments:

Trading instruments which primarily consist of publicly traded unrestricted securities are valued at the closing price on the financial reporting date. These instruments are recorded at fair value with unrealized gains and losses reflected in the current period’s earnings.  Fair values are generally based on prices from independent sources, such as listed market prices or price quotations.

Investments in related managed funds are considered available for sale and are recorded at cost.

Other investments primarily consist of non-tradable debt which is convertible into stock and is reported at cost.

Due to the uncertainty inherent in the valuation process, estimates of fair value may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life o the non-marketable securities may cause the gains or losses ultimately realized on these instruments to be different from the fair values currently assigned.

Other:

Other financial instruments consist of cash and cash equivalents, restricted cash, receivables from clearing broker, loans and receivables, deposits with clearing broker, accounts payable, accrued liabilities and notes payables. The carrying values of these instruments approximate their fair values due to their relatively short lives to maturity.  The fair value of loans receivables and notes payables also approximate fair market value, as these amounts are due at rates which are compatible to market interest rates.

(f)           Cash Equivalents

For purposes of the statement of cash flows cash equivalents usually consist of highly liquid investments which are readily convertible into cash with maturity of three months or less when purchased.  Short-term financial instruments are not included as cash equivalents.

(g)           Receivables and Allowance for Doubtful Accounts

Receivables include amounts due from broker-dealer transactions and from asset management services. The receivables from broker-dealer clients are principally for amounts due on cash and margin transactions while those from asset management clients are primarily for accrued asset management fees. These receivables are reported at their outstanding principal balance, adjusted for any allowance for doubtful accounts.

The Company also makes loans or pays advances to certain employees, primarily for recruiting and retention purposes.

The Company reviews all its receivables and records an allowance for its doubtful accounts once it determines that specific accounts are uncollectible.

(h)           Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company maintains cash balances at several financial institutions which at times exceed federally insured limits.

The Company is engaged in trading and in a broad range of securities brokerage and investment services to a diverse clientele.  The Company discloses to its clientele the use of a clearing broker.  The clearing broker carries the clientele’s money and securities balances as custodian.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

1             Organization and Summary of Significant Accounting policies (continued)

 (i)           Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight line method over the useful life of the assets which range from 3 to 15 years. Leasehold improvements are amortized over the life of the related lease. Improvements to equipment that extends the useful life of the asset are capitalized and amortized over the remaining life of such asset. Maintenance and repairs that do not extend the life of the asset are charged to expense in the period incurred.

(j)                      Income Taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in managements view it is more likely than not (50%) that such deferred tax will not be utilized.

(k)                      Computer Software

The Company follows Financial Accounting Standard Statement No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs will be amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product once the product is in use. The Company has contracted externally to produce a completed platform which will also be offered to customers.

(l)                      Stock-Based Compensation

The Company follows Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensation” (“SFAS No. 132R), for recognizing equity issuances.  As the Company does not have sufficient, reliable and readily determinable values relating to its common stock, the Company is following the standard and applying the intrinsic value method, when applicable.

2             Cash and Cash Equivalents and Restricted Cash

Cash consists primarily of demand deposits at federally insured institutions. Restricted cash consists of a certificate of deposit which is pledged against an office lease commitment.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

3              Financial Instruments

Trading Instruments:

Trading instruments are comprised of the following:

	December, 31	December 31,
	2007	2006
Equity Securities:

Securities of affiliated public
Companies	$45,391	$219,588

Corporate securities of non
affiliated public companies	420,762	8,089
Total	$466,153	$227,677

There are no securities which have been sold but not yet purchased as of December 31, 2007 and 2006. Net unrealized gains (losses) related to open trading positions at December 31, 2007 and December 31, 2006 were $57,428 and ($146,022), respectively.

On September 1, 2006, the company entered into a Clearing Agreement with Wedbush Morgan Securities, Inc. on a fully disclosed basis to provide custodial and clearing services for the Company. These custodial and clearing services include custody of customer securities and funds, providing written statements, confirmation of trades, account and security transfers, monitoring of compliance with Federal Reserve regulations, clearance and settlements of transactions hypothecation and lending of securities as well as standard clearing firm and custodial services. The Clearing Agreement can be cancelled at any time for cause or upon 30 days written notice. The Company is required to maintain a minimum deposit of $100,000 with its clearing broker, which is included in deposit with clearing broker in the accompanying statement of financial condition.

Investments in managed related funds:

The investments in managed related funds are comprised mainly of cash contributions made at different times to certain funds managed by ZMA. The contributions have been recorded at cost basis since certain shareholders of the Company also have a significant interest in the funds.  The total amount of funds contributed to the acquisition funds as of December 31, 2007 and 2006 are $126,527 and $603,628, respectively. On December 31, 2007, the Company entered into three Interest Purchase Agreements (“IPA”) with a publicly traded company in the Pink Sheets Market which is headed by the Company’s Chairman and chief Executive Officer. Under the IPA, the Company agreed to sell its rights, title and interests held in the funds amounting to $566,484 for the primary consideration of 28,324,200 shares of common stock in the publicly traded company at a conversion price per share of $0.02.

Other investments:

On November 21, 2007, the Company acquired for $112,500 a secured promissory note from an unrelated party, which is convertible into fully paid shares of common stock at $0.02 per share of Atlantic Syndication Network, Inc., (currently known as Zealous Trading Group, Inc.) a Bulletin Board public shell (the “Public Shell”) into which the Company plans to merge (See note 10). The note which bears interest at 12% annually and matures on October 5, 2008 is carried at cost.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

4              Loans and Receivables

Loans and receivables at December 31, 2007 and 2006 are comprised of the following:

	December 31	December 31,
	2007	2006
Short-Term Receivables:

Loan Receivable - Officer and Employees	$384,103	$270,106
Loan Receivable - Related Funds (1)	369,468	-
Loan Receivable - Related Parties (2)	300,203	25,519
Loan Receivable - Others	184,871	172,615
Total Short-Term Borrowings	1,238,645	468,239

Long-Term Receivables:

Loan Receivable - Officers and Employees (3)	125,000	-
Total Long-Term Receivables	125,000	-

Total Loans and Receivables	$1,363,645	$468,239

(1)  The Company has loans receivable from managed funds that are unsecured with annual interest rates ranging from 6% to 8%.

(2)  The Company has loans receivable to related parties that are unsecured with annual interest rates ranging from 6% to 12%. One of these notes is collateralized by the assets of the related party.

(3)  On December 10, 2007, the Company agreed to a full recourse promissory note to an employee. Within the agreement, there is a provision stating that termination of employee before December 10, 2009 would result in immediate full repayment of principal and interest.

5              Deposit on computer software and other assets

At December 31, 2007 the balance in this category consisted of a $150,000 deposit on a $814,000 contract for the development of software and other security deposits.  At December 31, 2006 the balance was primarily comprised of security deposits. The contract for the development of the commercial software which the Company plans to utilize as a trading platform is with an entity whose Chief Executive Officer is related to one of the Company’s officers.

6             Property and Equipment

As of December 31, 2007 and 2006, property and equipment consist of the following:

			Estimated
	2007	2006	Useful Life
Furniture and Equipment	$511,515	$511,515	3-15
Leasehold Improvements	140,374	140,374	5
Less Accumulated Depreciation and amortization	(201,519)	(100,643)
	$450,370	$551,246

Depreciation and amortization expense was $101,428 and $97,750 for 2007 and 2006 respectively.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

7              Notes Payable

Notes payable at December 31, 2007 and 2006 is comprised of the following:

	2007	2006
Short-Term Borrowings:

Note Payable - Public Shell (1)	$3,765,659	$-
Note Payable - Stockholders (2)	831,995	774,247
Note Payable - Financial Institutions (3)	1,000,543	860,000
Note Payable - Related Parties (4)	755,585	846,832
Total Short-Term Borrowings	6,353,782	2,481,079

Long-Term Borrowings:

Note Payable - Stockholders	789,000	789,000
Total Long-Term Borrowings	789,000	789,000

Total Notes Payable	$7,142,782	$3,270,079

(1)  On November 7, 2007, the Company entered into a revolving credit-line with Zealous Trading Group (Public Shell) for a maximum loan amount of $5,000,000.  At December 31, 2007, the aggregate amounts borrowed were $3,765,659.  The interest rate on the borrowings is prime plus 1%, adjusted on the first day of each quarter.  Interest will be calculated on a 365-day year end, actual days elapsed.  The Company will pay all accrued interest and principal balance on maturity date of December 31, 2008.

(2)  The Company has notes payable to stockholders that are unsecured, interest bearing, demand notes having interest rates ranging from 7% to 15%. Included within this number is $600,800 of notes payable which are in default as of December 31, 2007.

(3)  The Company has notes payable to related parties consisting of two revolving line of credits for $500,000, each from Citibank and First Tennessee.  The line of credit from Citibank was established by individuals affiliated to a stockholder and assigned to the Company on July 24, 2006.  Interest rate on the line of credit to Citibank is 6.75%.  The line of credit from First Tennessee was established by individuals affiliated to a stockholder and assigned to the company on July 7, 2007.  Interest rate on the line of credit to First Tennessee is 7.25%

(4)  The Company had notes payable to related parties that are interest bearing, demand notes having interest rates ranging from 7% to 24%. Notes payable to related parties that are in default as of December 31, 2007 totaled $471,000. One of the notes payable to a related party grants the holder a senior security interest in all of the assets, proceeds of those assets and equity of the Company.  This note is amongst those that are currently in default as noted above.

The Company also has two notes payable to a related party that are convertible into common stock of the Company.  It was determined that there would be no financial impact of the potential conversion feature.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

Borrowings at December 31, 2007, based on their contractual terms, mature as follows:

Year	Amount
2008	$6,353,782
2009	789,000
Total	$7,142,782

8          Stockholders’ Deficit

The Company is authorized to issue a total of 10,000,000 shares of stock which are divided into 5,000,000 shares of class A common stock with a par value of $.0001, 3,000,000 shares of class B common stock with a par value of $.0001, and 2,000,000 preferred stock with a par value of $.0001. As of December 31, 2007 the company has issued 5,000,000 shares of class A common stock and 1,223,110 shares of class B common stock. The following describes the characteristics of each class:

Class A common stock – Class A common stock shall be voted separately as a single class, and each share of class A common stock shall entitle the holder to one vote on each matter submitted to a vote of the stockholders. Class A stockholders have the right to elect 60% of the total number of members of the Board of Directors except that if no class B shares are outstanding, class A shall be entitled to elect 100% of the Board of Directors. Class A stockholders shall have the right to nominate the Directors who will be elected by class A stockholders.

Class B common stock – Class B common stock shall be voted separately as a single class, and each share of class B common stock shall entitle the holder to one vote on each matter submitted to a vote of the stockholders. Class B shall have the right to elect a number of Directors of the Board representing the entire board minus the Directors elected by class A. At December 31, 2007, the Company had not issued 225,000 shares of Class B Common pursuant to employment agreements with two of its officers. The amount related to this compensation of $225,000 has been reflected in salaries and benefits and in liability to issue stock in the accompanying consolidated financial statements.

Preferred Stock – The Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the designation, voting powers, preferences, and rights of the shares of each such, and any qualifications, limitations or restrictions thereof. As of December 31, 2007 the Company had received $335,000 from individuals towards the purchase of preferred stock shares. Such amounts have been reflected as a Liability to Issue Stock in the accompanying 2007 consolidated statement of financial condition.

Warrants and Options  - In June 2007 the Company issued a warrant for the purchase of 20,000 shares of class A common stock at $1.25 per share with a five year term. On December 2007 the Company issued stock options to purchase 300,000 shares of B common stock at $1.00 with a two year term. The options terms provide for immediate vesting of 200,000 shares with the balance vesting over a two year period.  The Company did not record any compensation expense for the year ended December 31, 2007 in connection with the warrants and options granted as there was no intrinsic value related to such instruments.

The Company values warrants and options using the intrinsic method as permitted by SFAS No. 123R.  The Company does not have sufficient historical information relating to its common stock to permit the use of the Black-Scholes pricing model or other similar methodology.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

9          Income Taxes

As of December 31, 2007, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $5,500,000 that may be offset against future taxable income through 2027.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

The major deferred tax asset items, as computed under SFAS 109 are as follows:

	2007	2006
Deferred tax assets:
Unrealized losses	$35,000	$58,000
Net operating loss carryforwards	2,210,000	1,120,000
Gross deferred tax assets	2,245,000	1,178,000
Less: valuation allowance	(2,245,000)	(1,178,000)
Net deferred tax asset	$--	$--

A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate follows:

	2007	2006
Tax benefit at U.S. statutory rate	34.00%	34.00%
State taxes, net of federal benefit	5.83	5.83
Change in valuation allowance	(39.83)	(39.83)
	0.00%	0.00%

10       Contingencies and Commitments

Operating leases:

In 2005, the Company entered into a lease agreement for its corporate headquarters in California.  The lease has a 62 month term, which expires in the year 2011.  The lease is subject to escalations based on operating expenses.  The lease can be extended for a five year term. On June 1, 2007 the Company sublet a portion of the leased space. The sublease tenants pay their share directly to the landlord. In 2007, the Company also executed a six month lease for office space in New York City. Future minimum lease payments for all non-cancelable operating leases are as follows:

Year	Amount
2008	$489,277
2009	423,115
2010	435,802
2011	72,685
Total	$1,420,879

Legal matters:

The Company is subject to litigation from time to time in the normal course of business. Subsequent to year end the Company was served as a co-defendant with a complaint by a lender/stockholder. The complaint seeks damages in the amount of $600,000, interest, and attorney fees. The Company cannot determine at this time the merit of this case.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

10       Contingencies and Commitments (continued)

Plan of merger:

On July 16, 2007, Atlantic Syndication Network, Inc., (currently known as Zealous Trading Group, Inc.) a Bulletin Board public shell (the “Public Shell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among its wholly owned subsidiary ASNI II, INC., a Delaware corporation (the “ASNI-II”) and Zealous Holdings, Inc., a Delaware corporation ( “Zealous”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Zealous will merge with and into the Public Shell, with Zealous as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Zealous will become the wholly-owned operating subsidiary of the Public Shell. Each outstanding share of Zealous’ common stock and preferred stock (other than dissenting shares) will receive 0.081530 shares of a newly issued class of the Public Shell’s preferred stock (the “Convertible Preferred Stock”) which is convertible at the option of the holder into 906.6 shares of the Public Shell’s common stock. The Convertible Preferred Stock will grant the holders the right to vote each share of Cumulative Preferred Stock on any matter taken before the Public Shell’s shareholders as a single class. The Cumulative Preferred Stock has voting rights which grant a holder of Cumulative Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Cumulative Preferred Stock.

As a condition to the Merger, the Public Shell’s stockholders will be asked to adopt the following proposals: (i) increasing the number of authorized shares of Public Shell Common Stock from 50,000,000 to 1.5 billion shares, (ii) authorizing a Certificate of Designations of the Public Shell Preferred Stock providing for a new series of Convertible Preferred Stock granting the holders the right to vote each share of Preferred Common Stock as if it were converted to ten shares of Common Stock, (iii) granting the Board of Directors of the Public Shell the power to issue blank check preferred stock of 10,000,000 shares authorized, (iv) authorizing a reverse split of the Public Shell Common Stock so that up to 12 issued and outstanding shares of Common stock be combined into one share of validly issued, fully paid, and non assessable share of Public Shell Common Stock after the effective time of the Merger and (v) such other changes to the Articles of Incorporation and/or By-Laws of the Public Shell that the Public Shell and Board of Directors of Company deem necessary to accomplish the transactions contemplated hereby.

Pursuant to the terms of the Merger Agreement, the Public Shell is subject to a “no-shop” provision, which restricts its ability to, among other things, solicit, discuss or negotiate alternative Public Shell Acquisition Proposals. The Public Shell is subject to a break up fee of $1,000,000 in the event it is in breach of the no-shop provision.

Employment agreements:

During 2007 the Company entered into employment agreements with it’s Chief Operating Officer /Chief Financial Officer and its Controller that call for $300,000 in aggregate annual compensation, the issuance of 225,000 shares of restricted B common shares and the issuance of 325,000 options to acquire class B common shares at $1.00 per share. The options have certain milestones to be met for vesting; however, such options immediately vest upon the acquisition of the Company. The agreement may be terminated by either party without cause, however, if terminated by the Company, the Company will be obligated to grant the employee six month salary payment and immediate vesting for all options then restricted.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

11       Subsequent Events

During February 2008 the Company issued 1,260,000 options to acquire class B common stock at $1.00 per share with a ten year term. Such shares vest between 2 to 4 years except for 275,000 which vest per contract terms.

In January 2008, the Company entered into a loan modification agreement with a related party extending the due date of a loan for $175,000 which was in default to June 30, 2008. The modification allows the borrower to convert this debt into class B common shares at a $1.00 conversion price.

In January 2008 the stockholders approved the “2007 Stock Incentive Plan”. The plan allows the Company to set aside 20% of the then issued and outstanding shares of class A and B common shares for issuances under the plan. Such issuances and terms may be in stock or stock options as determined by the administrator.

ZEALOUS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2008

ZEALOUS HOLDINGS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Page Number

Consolidated Statements of Financial Condition as of March 31, 2008 and December 31, 2007	F-38

Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007	F-39

Consolidated Statements of Changes in Stockholders’ Deficit for the Period Ended March 31, 2008	F-40

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007	F-41

Notes to Consolidated Financial Statements	F-42 - F-52

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

	March 31, 2008	December 31, 2007
Assets	(unaudited)	(audited)

Cash	$-	$16,526
Restricted cash	262,500	262,500
Receivables from clearing broker and managed funds	37,753	435,255
Financial instruments:
Trading instruments, at fair value	45,391	466,153
Investments in related managed funds, at cost	402,643	693,011
Other investments, at cost	187,500	112,500
Loans and receivables	1,118,495	1,363,645
Property and equipment, net	424,853	450,370
Deposit with clearing broker	130,785	129,881
Prepaid expenses	243,252	74,102
Deposit on computer software and other assets	208,204	208,204
Total Assets	$3,061,376	$4,212,147

Liabilities and Stockholders’ Deficit

Accounts payable and accrued liabilities	$778,391	$615,524
Bank Overdraft	25,685	-
Notes payable	7,111,892	7,142,782
Liability to issue stock	560,000	560,000
Total Liabilities	8,475,968	8,318,306

Stockholders’ Deficit:
Preferred stock, par value $.0001, 2,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock A, par value $.0001, 5,000,000 shares authorized, issued and outstanding	500	500
Common stock B, par value $.0001, 3,000,000 shares authorized, 1,223,110 issued and outstanding.	123	123
Additional paid in capital	1,633,882	1,633,882
Accumulated deficit	(7,049,097)	(5,740,664)
Total Stockholders’ Deficit	(5,414,592)	(4,106,159)
Total Liabilities and Stockholders’ Deficit	$3,061,376	$4,212,147

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three months ended March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
	(UNAUDITED)	(UNAUDITED)
REVENUES

Private placement fees	$-	$113,360
Commissions	225,202	176,180
Interest income	2,062	17,209
Management fees	-	8,434
Total Revenues	227,264	315,183

EXPENSES

General and administrative	408,438	205,471
Salaries and benefits	487,048	254,045
Professional fees	174,303	7,414
Rent	121,040	100,164
Depreciation and amortization	25,516	-
Total Expenses	1,216,345	567,094

OTHER INCOME/(EXPENSES):

Interest expense, net	(641)	(46,799)
Realized losses, net	(44,891)	(4,237)
Unrealized (losses), net	(274,426)	(31,870)
Other income, net	606	-
Total Other Income/ (Expense)	(319,352)	(82,906)

Net Loss	$(1,308,433)	$(334,817)

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Deficit
For the period ended March 31, 2008
(Unaudited)

	COMMON STOCK A		COMMON STOCK B		PREFERRED STOCK
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	ADDITIONAL PAID IN CAPITAL	(ACCUMULATED (DEFICIT)	TOTAL

Balance, January 1, 2006	5,000,000	$500	-	$-	-	$-	$444,135	$(424,220)	$20,415

Shares issued for cash at $1.00 per share	-	-	107,500	11	-	-	107,489	-	107,500

Net loss for the year	-	-	-	-	-	-	-	(2,575,409)	(2,575,409)

Balance, December 31, 2006	5,000,000	500	107,500	11	-	-	551,624	(2,999,629)	(2,447,494)

Shares issued for cash at $1.00 per share	-	-	265,000	27	-	-	264,973	-	265,000

Shares issued for securities	-		850,610	85	-	-	817,285	-	817,370

Net loss for the year	-	-	-	-	-	-	-	(2,741,035)	(2,741,035)

Balance, December 31, 2007	5,000,000	500	1,223,110	123	-	-	1,633,882	(5,740,664)	(4,106,159)

Net Loss for the period	-	-	-	-	-	-	-	(1,308,433)	(1,308,433)

Balance, March 31, 2008	5,000,000	$500	1,223,110	$123	-	$-	$1,633,882	$(7,049,097)	$(5,414,592)

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Three months ended

	March 31, 2008	March 31,2007
	(UNAUDITED)	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,308,433)	$(334,817)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,516	-
Changes in assets and liabilities:
Decrease in receivables from clearing broker and related managed funds
Increase in prepaid expenses	(169,150)	(36,400)
Increase in bank overdraft	25,685	-
(Increase)/ Decrease in deposit with clearing broker	24,937	(1,355)
Increase in accounts payables and accrued liabilities	162,868	45,968
Net Cash Provided by Operating Activities	(866,917)	(212,601)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(605)
Sale (purchase) of financial instruments, net	636,130	190,133
Net Cash Provided by Investing Activities	636,130	189,528

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	(30,890)	3,689
Issuance of stock	-	-
Liability to issue stock	-	-
Decrease in loans and receivables	245,151	16,041
Net Cash Provided by Financing activities	214,261	19,730

Net Change in Cash	(16,526)	(3,343)
Cash, beginning of the year	16,526	3,414
Cash, end of the year	$-	$71

Supplemental disclosure of cash flow information:
Interest paid	$1,123	$563

The accompanying notes are an integral part of these financial statements.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

1     Organization and Summary of Significant Accounting policies

(a)    Organization

Zealous Holdings, Inc. (“The Company” or “ZH”) was incorporated in Delaware during June 2005 as Ault Glazer Bodnar and Company, Inc. In May 2007 the Company changed its name to Zealous Holdings, Inc. During the month of June 2005 the Company acquired Zealous Asset Management, LLC, the asset manager (“ZAM”) and Zealous Capital Markets, LLC, the broker dealer (“ZCM”) through the issuance of stock.

The Company is a holding company whose subsidiaries are engaged in various financial services businesses including investment banking, trading services, and asset management services. Specifically, the Company raises capital for small and microcap public companies as well as select private issuers through its broker dealer. The Company is also developing a trading platform for investors and brokers to trade non registered and illiquid securities.

As reflected in the accompanying financial statements, the Company had negative equity of $5,414,592 and cumulative losses from operations of $7,049,097 at March 31, 2008.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s management and shareholders are committed to provide the necessary funding to the Company.  Management anticipates that cash generated from operating activities, together with the additional funding commitments, will be sufficient to finance the Company’s planned operations over the next twelve months.

(b)    Principles of Consolidation

The accompanying consolidated financial statements of ZH include the accounts of ZAM and ZCM. All intercompany balances and transactions have been eliminated in consolidation.

(c)    Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the period. Actual results may differ from those estimates.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

1     Organization and Summary of Significant Accounting policies (continued)

(d)    Securities Transactions and Revenue Recognition

Private placement fees arising from securities offering in which the Company acts as agent, along with fees earned from providing financial advisory services are recognized at the time the transaction is consummated.

Proprietary securities transactions, commission revenue and commission expense are recorded on a trade-date basis. Profits and losses arising from securities transactions entered into for the account and risk of the Company are recorded on a trade-date basis. Asset management fees are recorded quarterly when earned pursuant to the individual management contract.

(e)    Financial Instruments

Investments:

Trading instruments which primarily consist of publicly traded unrestricted securities are valued at the closing price on the financial reporting date. These instruments are recorded at fair value with unrealized gains and losses reflected in the current period’s earnings.  Fair values are generally based on prices from independent sources, such as listed market prices or price quotations.

Investments in related managed funds are considered available for sale and are recorded at cost.

Other investments primarily consist of non-tradable debt which is convertible into stock and is reported at cost.

Due to the uncertainty inherent in the valuation process, estimates of fair value may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life o the non-marketable securities may cause the gains or losses ultimately realized on these instruments to be different from the fair values currently assigned.

Other:

Other financial instruments consist of cash and cash equivalents, restricted cash, receivables from clearing broker, loans and receivables, deposits with clearing broker, accounts payable, accrued liabilities and notes payables. The carrying values of these instruments approximate their fair values due to their relatively short lives to maturity.  The fair value of loans receivables and notes payables also approximate fair market value, as these amounts are due at rates which are compatible to market interest rates.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

1     Organization and Summary of Significant Accounting policies (continued)

(f)    Cash Equivalents

For purposes of the statement of cash flows cash equivalents usually consist of highly liquid investments which are readily convertible into cash with maturity of three months or less when purchased.  Short-term financial instruments are not included as cash equivalents.

(g)    Receivables and Allowance for Doubtful Accounts

Receivables include amounts due from broker-dealer transactions and from asset management services. The receivables from broker-dealer clients are principally for amounts due on cash and margin transactions while those from asset management clients are primarily for accrued asset management fees. These receivables are reported at their outstanding principal balance, adjusted for any allowance for doubtful accounts.

The Company also makes loans or pays advances to certain employees, primarily for recruiting and retention purposes.

The Company reviews all its receivables and records an allowance for its doubtful accounts once it determines that specific accounts are uncollectible.

(h)    Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company maintains cash balances at several financial institutions which at times exceed federally insured limits.

The Company is engaged in trading and in a broad range of securities brokerage and investment services to a diverse clientele.  The Company discloses to its clientele the use of a clearing broker.  The clearing broker carries the clientele’s money and securities balances as custodian.

(i)    Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight line method over the useful life of the assets which range from 3 to 15 years. Leasehold improvements are amortized over the life of the related lease. Improvements to equipment that extends the useful life of the asset are capitalized and amortized over the remaining life of such asset. Maintenance and repairs that do not extend the life of the asset are charged to expense in the period incurred.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

1     Organization and Summary of Significant Accounting policies (continued)

(j)    Income Taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in managements view it is more likely than not (50%) that such deferred tax will not be utilized.

(k)    Computer Software

The Company follows Financial Accounting Standard Statement No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs will be amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product once the product is in use. The Company has contracted externally to produce a completed platform which will also be offered to customers.

(l)    Stock-Based Compensation

The Company follows Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensation” (“SFAS No. 123R), for recognizing equity issuances.  As the Company does not have sufficient, reliable and readily determinable values relating to its common stock, the Company is following the standard and applying the intrinsic value method, when applicable.

2     Cash and Restricted Cash

Cash consists primarily of demand deposits at federally insured institutions. Restricted cash consists of a certificate of deposit which is pledged against an office lease commitment.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

3     Financial Instruments

Trading Instruments:

Trading instruments are comprised of the following:

	March, 31	December 31,
	2008	2007

Equity Securities:

Securities of affiliated public Companies	$45,391	$45,391

Corporate securities of non affiliated public companies	-	$420,762
Total	$45,391	$466,153

There are no securities which have been sold but not yet purchased as of March 31, 2008 and 2007. Net unrealized losses related to open trading positions for the period ended March 31, 2008 and March 31, 2007 were $274,426 and $31,870, respectively.

On September 1, 2006, the company entered into a Clearing Agreement with Wedbush Morgan Securities, Inc. on a fully disclosed basis to provide custodial and clearing services for the Company. These custodial and clearing services include custody of customer securities and funds, providing written statements, confirmation of trades, account and security transfers, monitoring of compliance with Federal Reserve regulations, clearance and settlements of transactions hypothecation and lending of securities as well as standard clearing firm and custodial services. The Clearing Agreement can be cancelled at any time for cause or upon 30 days written notice. The Company is required to maintain a minimum deposit of $100,000 with its clearing broker, which is included in deposit with clearing broker in the accompanying statement of financial condition.

Investments in managed related funds:

The investments in managed related funds are comprised mainly of cash contributions made at different times to certain funds managed by ZMA. The contributions have been recorded at cost basis since certain shareholders of the Company also have a significant interest in the funds.  The total amount of funds contributed to the related funds as of March 31, 2008 is $402,643. On December 31, 2007, the Company entered into three Interest Purchase Agreements (“IPA”) with a publicly traded company in the Pink Sheets Market which is headed by the Company’s Chairman and chief Executive Officer. Under the IPA, the Company agreed to sell its rights, title and interests held in the funds amounting to $566,484 for the primary consideration of 28,324,200 shares of common stock in the publicly traded company at a conversion price per share of $0.02.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

3     Financial Instruments (continued)

Other investments:

On November 21, 2007, the Company acquired for $112,500 a secured promissory note from an unrelated party, which is convertible into fully paid shares of common stock at $0.02 per share of Atlantic Syndication Network, Inc., (currently known as Zealous Trading Group, Inc.) a Bulletin Board public shell (the “Public Shell”) into which the Company plans to merge (See note 10). The note which bears interest at 12% annually and matures on October 5, 2008 is carried at cost. The balance outstanding on this note as on March 31, 2008 was $ 107,500. As at March 31, 2008 the investment in Global Access, an affiliated company, stood at $80,000.

4     Loans and Receivables

Loans and receivables at March 31, 2008 and December 31, 2007 are comprised of the following:

	March 31, 2008	December 31, 2007

Short-Term Receivables:

Loan Receivable - Officer and Employees	$386,103	$384,103
Loan Receivable - Related Funds (1)	100,402	369,468
Loan Receivable - Related Parties (2)	300,203	300,203
Loan Receivable - Others	206,787	184,871
Total Short-Term Borrowings	1,238,645	1,238,645

Long-Term Receivables:

Loan Receivable - Officers and Employees (3)	125,000	125,000
Total Long-Term Receivables	125,000	125,000

Total Loans and Receivables	$1,118,495	$1,363,645

(1) The Company has loans receivable from managed funds that are unsecured with annual interest rates ranging from 6% to 8%.

(2) The Company has loans receivable to related parties that are unsecured with annual interest rates ranging from 6% to 12%. One of these notes is collateralized by the assets of the related party.

(3) On December 10, 2007, the Company agreed to a full recourse promissory note to an employee. Within the agreement, there is a provision stating that termination of employee before December 10, 2009 would result in immediate full repayment of principal and interest.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

5     Deposit on computer software and other assets

At March 31, 2008 the balance in this category consisted of a $150,000 deposit on a $814,000 contract for the development of software and other security deposits. The contract for the development of the commercial software which the Company plans to utilize as a trading platform is with an entity whose Chief Executive Officer is related to one of the Company’s officers.

6     Property and Equipment

As of March 31, 2008 and December 31, 2007 property and equipment consist of the following:

	March 31	December 31	Estimated
	2008	2007	Useful Life
Furniture and Equipment	$511,515	$511,515	3-15
Leasehold Improvements	140,374	140,374	5
Less Accumulated Depreciation and amortization	(227,036)	(201,519)
Net Fixed Assets	$424,853	$450,370

Depreciation expense recorded during the three months ended March 31, 2008 was $25,516

7     Notes Payable

Notes payable at March 31, 2008 and December 31, 2007  is comprised of the following:

	March 31, 2008	December 31, 2007

Short-Term Borrowings:

Note Payable - Publicly Shell (1)	$3,769,834	$3,765,659
Note Payable - Stockholders (2)	819,057	831,995
Note Payable - Financial Institutions (3)	998,416	1,000,543
Note Payable - Related Parties (4)	735,585	755,585
Total Short-Term Borrowings	$6,322,892	$6,353,782

Long-Term Borrowings:

Note Payable - Stockholders	789,000	789,000
Total Long-Term Borrowings	789,000	789,000

Total Notes Payable	$7,111,892	$7,142,782

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

7     Notes Payable (continued)

(1)  On November 7, 2007, the Company entered into a revolving credit-line with Zealous Trading Group (Public Shell) for a maximum loan amount of $5,000,000.  At March 31, 2008, the aggregate amounts borrowed were $3,779,834.  The interest rate on the borrowings is prime plus 1%, adjusted on the first day of each quarter.  Interest will be calculated on a 365-day year end, actual days elapsed.  The Company will pay all accrued interest and principal balance on maturity date of December 31, 2008.

(2)  The Company has notes payable to stockholders that are unsecured, interest bearing, demand notes having interest rates ranging from 7% to 15%. Included within this number is $600,800 of notes payable which are in default as of March 31, 2008.

(3)  The Company has notes payable to related parties consisting of two revolving line of credits for $500,000, each from Citibank and First Tennessee.  The line of credit from Citibank was established by individuals affiliated to a stockholder and assigned to the Company on July 24, 2006.  Interest rate on the line of credit to Citibank is 6.75%.  The line of credit from First Tennessee was established by individuals affiliated to a stockholder and assigned to the company on July 7, 2007.  Interest rate on the line of credit to First Tennessee is 7.25%

(4)  The Company had notes payable to related parties that are interest bearing, demand notes having interest rates ranging from 7% to 24%. Notes payable to related parties that are in default as of March 31, 2008 totaled $471,000. One of the notes payable to a related party grants the holder a senior security interest in all of the assets, proceeds of those assets and equity of the Company.  This note is amongst those that are currently in default as noted above.

The Company also has two notes payable to a related party that are convertible into common stock of the Company.  It was determined that there would be no financial impact of the potential conversion feature.

Borrowings at December 31, 2007, based on their contractual terms, mature as follows:

Year	Amount
2008	$6,322,892
2009	789,000
Total	$7,111,892

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

8     Stockholders’ Deficit

The Company is authorized to issue a total of 10,000,000 shares of stock which are divided into 5,000,000 shares of class A common stock with a par value of $.0001, 3,000,000 shares of class B common stock with a par value of $.0001, and 2,000,000 preferred stock with a par value of $.0001. As of March 31, 2008 the company has issued 5,000,000 shares of class A common stock and 1,223,110 shares of class B common stock. The following describes the characteristics of each class:

Class A common stock – Class A common stock shall be voted separately as a single class, and each share of class A common stock shall entitle the holder to one vote on each matter submitted to a vote of the stockholders. Class A stockholders have the right to elect 60% of the total number of members of the Board of Directors except that if no class B shares are outstanding, class A shall be entitled to elect 100% of the Board of Directors. Class A stockholders shall have the right to nominate the Directors who will be elected by class A stockholders.

Class B common stock – Class B common stock shall be voted separately as a single class, and each share of class B common stock shall entitle the holder to one vote on each matter submitted to a vote of the stockholders. Class B shall have the right to elect a number of Directors of the Board representing the entire board minus the Directors elected by class A. At March 31, 2008, the Company had not issued 225,000 shares of Class B Common pursuant to employment agreements with two of its officers. The amount related to this compensation of $225,000 has been reflected in salaries and benefits and in liability to issue stock in the accompanying consolidated financial statements.

Preferred Stock – The Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the designation, voting powers, preferences, and rights of the shares of each such, and any qualifications, limitations or restrictions thereof. As of March 31, 2008 the Company had received $335,000 from individuals towards the purchase of preferred stock shares. Such amounts have been reflected as a liability to issue stock in the accompanying consolidated statement of financial condition.

Warrants and Options  - In June 2007 the Company issued a warrant for the purchase of 20,000 shares of class A common stock at $1.25 per share with a five year term. On December 2007 the Company issued stock options to purchase 300,000 shares of B common stock at $1.00 with a two year term. The options terms provide for immediate vesting of 200,000 shares with the balance vesting over a two year period.  The Company did not record any compensation expense for the year ended December 31, 2007 and three months ended March 31, 2008 in connection with the warrants and options granted as there was no intrinsic value related to such instruments.

The Company values warrants and options using the intrinsic method as permitted by SFAS No. 123R.  The Company does not have sufficient historical information relating to its common stock to permit the use of the Black-Scholes pricing model or other similar methodology.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

9.     Contingencies and Commitments

Operating leases:

In 2005, the Company entered into a lease agreement for its corporate headquarters in California.  The lease has a 62 month term, which expires in the year 2011.  The lease is subject to escalations based on operating expenses.  The lease can be extended for a five year term. On June 1, 2007 the Company sublet a portion of the leased space. The sublease tenants pay their share directly to the landlord. In 2007, the Company also executed a six month lease for office space in New York City. Future minimum lease payments for all non-cancelable operating leases are as follows:

Year	Amount
2008	$489,277
2009	423,115
2010	435,802
2011	72,685
Total	$1,420,879

Legal matters:

The Company is subject to litigation from time to time in the normal course of business. During the quarter ended March 31, 2008, the Company was served as a co-defendant with a complaint by a lender/stockholder. The complaint seeks damages in the amount of $600,000, interest, and attorney fees. The Company cannot determine at this time the merit of this case.

Employment agreements:

During 2007 the Company entered into employment agreements with it’s Chief Operating Officer /Chief Financial Officer and its Controller that call for $300,000 in aggregate annual compensation, the issuance of 225,000 shares of restricted B common shares and the issuance of 325,000 options to acquire class B common shares at $1.00 per share. The options have certain milestones to be met for vesting; however, such options immediately vest upon the acquisition of the Company. The agreement may be terminated by either party without cause, however, if terminated by the Company, the Company will be obligated to grant the employee six month salary payment and immediate vesting for all options then restricted.

Zealous Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
March 31, 2008 (Unaudited)

10.   Subsequent Events

On July 16, 2007, Zealous Holdings Inc entered into an Agreement and Plan of Merger (the "Merger Agreement") with Zealous Trading Group. Inc. and its wholly-owned subsidiary, ASNI II, INC., a Delaware corporation ("ASNI-II")., which was subsequently amended on February 15, 2008 and April 30, 2008. All conditions for closing were satisfied or waived, and the transaction consummated on May 9, 2008.

Pursuant to the Merger Agreement, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the merger (the "Merger"). As a result of the Merger, Zealous Holdings became a wholly-owned subsidiary of Zealous Trading Group, Inc., through which its operations will be conducted. Each outstanding share of Zealous Holdings' common stock and preferred stock received 0.081530 shares of a newly issued class of Zealous Trading Group, Inc preferred stock (the "Convertible Preferred Stock") which is convertible at the option of the holder into 906.6 shares of Zealous Trading Group, Inc common stock. The Convertible Preferred Stock grants the holders the right to vote each share of Convertible Preferred Stock on any matter taken before Zealous Trading Group, Inc’s shareholders as a single class. The Convertible Preferred Stock has voting rights which grant a holder of Convertible Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Convertible Preferred Stock.

Zealous Holdings, Inc. and Subsidiaries
Pro Forma Information
March 31, 2008

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Zealous Holdings, Inc.(“ZH”), is merged into ASNI-II, Inc a wholly-owned subsidiary of Zealous Trading Group, Inc.(“ZT”). The merger document calls for a conversion of ZH stock and stock options into ZT stock by a formula that converts ZH stock outstanding at the time of consummation by multiplying the outstanding stock by a factor of .08153 and then multiplying the results by 906.6. As of March 31, 2008 the outstanding stock and options of ZH is 23,463,000 which translate into 709,814,817 shares of common stock of ZT.

The unaudited consolidated pro forma financial statements of ZH as of March 31, 2008 give effect to this transaction as if it had occurred at April 1, 2008.

Zealous Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Financial Condition
(Unaudited)

	Zealous Holdings, Inc. and Subsidiaries	Zealous Trading Group, Inc.			Adjusted Balances as of
	March 31, 2008	February 29, 2008	Adjustments		March 31, 2008
Assets

Cash and Cash Equivalents	$(25,685)	$133	$(1,903)	4	$-27,455
Restricted Cash	262,500	-	-		262,500
Receivables From Clearing Broker and managed funds	37,753	-	-		37,753
Financial Instruments:
Trading Instruments, at Fair value	45,391	-	-		45,391
Investments in related managed funds, at Cost	402,643	-	-		402,643
Other Investments, at Cost.	187,500	-	-		187,500
Loans and Receivables	1,118,495	3,635,125	(3,635,125)	1	1,118,495
Property and Equipment, net	424,853	-	-		424,853
Deposits	130,785	585,000	-		715,785
Prepaid Expenses & other assets	243,252	2,048,051	-		2,291,303
Deposit on computer software and other assets	208,204	-	-		208,204
Total Assets	$3,035,691	$6,268,309	$(3,637,028)		$5,666,972

Liabilities and Stockholders’ Deficit

Accounts Payable and Accrued Liabilities	$778,391	$183,875	$(28,943)	4	$933,323
Notes Payable	7,111,892	2,475,369	(3,602,536)	1,4	6,101,256
Derivative Liability	-	74,762,626	(5,250,000)	2	69,512,626
Liability to Issue Stock	560,000	-	-		560,000
Total Liabilities	8,450,283	77,538,401	(8,881,479)		77,107,205

Stockholders’ Deficit:
Preferred Stock	-	-	-		-
Common Stock		48,131	709,815	3	757,946
Common Stock A, par value $.0001, 5,000,000 shares authorized, issued and outstanding	500	-	(500)	3	-
Common Stock B, par value $.0001, 3,000,000 shares authorized, 1,223,110 and 107,500 issued and outstanding in 2007 and 2006, respectively	123	-	(123)	3	-
Additional Paid in Capital	1,633,882	2,818,002	(2,818,002)	3	1,633,882
Accumulated Deficit	(7,049,097)	(74,136,225)	7,353,261	2,3	(73,832,061)
Total Stockholders’ Deficit	(5,414,592)	(71,270,092	5,244,451		(71,440,233)
Total Liabilities and Stockholders’ Deficit	$3,035,691	$6,268,309	$(3,637,028)		$5,666,972

Zealous Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
(Unaudited)

	Zealous Holdings, Inc. and Subsidiaries	Zealous Trading, Inc.			Adjusted Balances as of

	March 31, 2008	February 29, 2008	Adjustments		March 31, 2008
REVENUES

Commissions	$(225,202)	-	-		(225,202)
Interest Income	(2,062)	-	-		(2,062)

Total (Revenues)	(227,264)	-	-		(227,264)

EXPENSES

General and Administrative	408,438	148,033	5,549	4	562,020
Salaries and Benefits	487,048	-	-		487,048
Professional Fees	174,303	283,371	-		457,674
Rent	121,040	-	-		121,040
Stock Based Consulting Expense		527,767	-		527,767
Depreciation and amortization	25,516	-	-		25,516
Total Expenses	1,216,345	959,171	5,549		2,181,065

OTHER EXPENSES (INCOME):
Derivative Expense		66,814,626	(5,250,000)	2	61,564,626
Interest expense, net	641	3,393,575	-		3,394,216
Realized losses, net	44,891	-	-		44,891
Unrealized (gains) losses, net	274,426	-	-		274,426
Other (income) expenses, net	(606)	(466,401)	-		(467,007)
Total Other Expense	319,352	69,741,800	(5,250,000)		64,811,152

Net Loss	$1,308,433	$70,700,971	$(5,244,451)		$66,764,953

Zealous Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statement
Notes to the Consolidated Financial Statements
(Unaudited) Zealous Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
(Unaudited)

Note 1 - Elimination of Note Receivable, Note Payable in consolidated group.

Note 2 – Adjustment to Derivative liability to mark derivative liability to market at March 31, 2008

Note 3 – To record entry for reverse merger based upon issuance of 709,815,000 shares of common stock for acquisition.

Note 4 – To record cash activity in Zealous Trading Group, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$1,008.05
Accounting fees and expenses	20,000	*
Legal fees and expenses	50,000	*
Miscellaneous	5,000
TOTAL	$76,008.05	*
*  Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

We sold the following securities within the past three years without registering the securities under the Securities Act of 1933, as amended (the "Securities Act").

In December 2005, we issued to two accredited investors, an aggregate of 550,000 shares of common stock for $.06 per share.

In January 2006, we issued an aggregate of 30,000 shares of common stock to three individuals for services, which includes 10,000 shares each to Michael Edwards, a director, and Kent Wyatt and Sarah Wyatt, both officers and directors of we. The shares were valued at $.06 per share.

In January 2006, we issued 150,000 shares of common stock to an accredited investor at $.06 per share.

In February 2006, we issued 200,000 shares of common stock for consulting services. The shares were valued at $.06 per share.

In February 2006, we issued 100,000 shares of common stock to an accredited investor at $.06 per share.

In March 2006, we issued an aggregate of 50,000 shares of common stock for $.06 per share to an accredited investor.

In March 2006, we issued an aggregate of 200,000 shares of common stock to two individuals for independent production services. The shares were valued at $.06 per share.

In April 2006, we issued 200,000 shares of common stock to two accredited investors at $.06 per share.

In May 2006, we issued 100,000 shares of common stock for independent production services. Shares were valued at $.06 per share.

In June 2006, we issued an aggregate of 300,000 shares of common stock for $.06 per share  to  an accredited investor.

In July 2006, we issued an aggregate of 400,000 shares of common stock for $.06 per share to an accredited investor.

In  August  2006,  we  issued  100,000  shares  of common stock to an accredited investor  at  $.06  per  share.

In September 2006, we issued 550,000 shares of 144 common stock for $.06 per share purchased by an accredited investor.

In October 2006, we issued 1,000,000 shares of S-8 common stock for $.03 per share to one independent consultant to secure product development and contract services.

In October 2006, we issued an aggregate of 850,000 shares of common stock for $.03 per share for accounting, production and web design services to five independent contractors.

On October 1, 2007, we closed a financing transaction with accredited investors in which it sold $747,500 of 15% Convertible Notes (the  “Notes”), maturing at various times one year from the dates of issuance, convertible into 37,375,000 shares of Common Stock with a conversion price of $.02 per share and warrants convertible into 8,109,375 shares of Common Stock at an exercise price of $.02 per share (the $.02 Warrant”) and warrants convertible into 5,406,250 shares of Common Stock at $.03 per share (the “$.03 Warrant”). The conversion price and exercise price is subject to adjustments in the event of stock dividends, splits, subdivisions, reclassifications and the like.

On October 5, 2007, we entered into a $100,000 12% Convertible Promissory Note convertible into 5,000,000 shares of Common Stock with Warrants to purchase 5,000,000 shares of Common Stock at $.025 per share.  This note is due October 5, 2008.

On October 19, 2007, we completed the execution of definitive documents transaction with accredited investors in which it sold $4,275,000 of 5% Senior Secured Convertible Debenture Due October 17, 2008 (the “Debentures”) convertible into 213,750,000 shares of the our common stock, par value $.001 per share (the “Common Stock”) with a conversion price of $.02 per share and warrants convertible into 106,875,000 shares of Common Stock at an exercise price of $.03 per share. The conversion price and exercise price is subject to adjustments in the event that Company sells Common Stock, or securities convertible or exercisable into Common Stock, at a price below $.02 per share or in the event of stock dividend, splits, subdivisions, reclassifications and the like.

In early March 2008, we entered into three subscription agreements and sold an aggregate of 4,250,000 shares of its Common Stock at $0.04 per share and warrants to purchase an aggregate of up to 2,125,000 shares of its Common Stock in a private placement transaction to three accredited investors. The warrants are exercisable for a period of three years, have an exercise price equal to $0.05. We received gross proceeds of $170,000.

Pursuant to the Merger among us, ASNI-II, Inc. and Zealous Holdings, Inc., which closed on May 9, 2008, we issued 248,341,573 shares of common stock to Zealous Holdings shareholders, and 199,607 of preferred stock to Zealous Holdings shareholder.  One shareholder of Zealous Holdings Inc. has not surrendered its certificate of Zealous Holdings, Inc., which upon surrendering it, we will be obligated to issue 80,844,638 shares of common stock to such shareholder.

On March 3, 2008, we entered into a Asset Purchase Agreement dated March 3, 2008 (the “Agreement”), with Transfer Online Technologies Development, LLC (“TOLTD”), pursuant to which we purchased from TOLTD all rights, title and interest in and to the online/electronic trading platform, including without limitation, the source code, software, any and all intellectual property rights and title related to such trading platform, excluding any licenses for third party software necessary for the performance of the trading platform.   The purchase price was $1,000,000, which was paid as follows: (i) $93,500 in cash and (ii) a mandatory convertible note in the principal amount of $906,500.  The convertible note bears interest at the rate of 6% per year, commencing on October 11, 2007 and interest and principal are payable in full on March 3, 2009.  The principal and accrued interest on the convertible note is automatically convertible into shares of our common stock at a rate of $0.08 per share (the average market price of the stock on October 11, 2007, when the terms of the transaction were agreed upon).  The note is convertible upon us obtaining shareholder approval to amend our Articles of Incorporation to increase our authorized shares of common stock to 1,500,000,000 and such amendment being filed with the Secretary of State of the State of Nevada.  The convertible note has customary default provisions.  The closing of the transaction is subject to the approval of our board of directors.

Between May 29, 2007 through May 9, 2008, we issued 11,307,554 shares of Common Stock to various employees, directors, consultants and creditors. The Common Stock was issued for services and payment of accrued interest. Between October 3, 2007 through April 3, 2008, we issued 27,655,200 warrants to purchase additional shares of our common stock to consultants and creditors.  The terms of the warrants vary as some warrants are a term of 5 years and an exercise price of $.0.03 per share and other warrants are a term of 3 years and an exercise price of $.03

For each of the above transactions exempt from registration requirements under Rule 506, the individuals and entities to whom we issued securities are unaffiliated with us. For each of such sales, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of such persons represented to us that they were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

ITEM 16. EXHIBITS

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of July 16, 2007, Atlantic Syndication Network, Inc., ASNI-II, Inc. and Zealous Holdings, Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2007 and incorporated herein by reference.

3.1
Articles of Incorporation and amendments thereto of Zealous Holdings, Inc., filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

3.2
Certificate of Amendment to the Articles of Incorporation of Zealous Trading Group, Inc., filed with the Nevada Secretary of State on April 23, 2008, filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2008 and incorporated herein by reference.

3.3
Certificate of Merger of ASNI-II, Inc. into Zealous Holdings, Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2008 and incorporated herein by reference.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment)

10.1
Zealous Trading Group, Inc. Equity Incentive Plan, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.2
Voting Agreement of each of Kent G. Wyatt, Sr. and Sarah Wyatt by and among Atlantic Syndication Network and Zealous Holdings, Inc., dated as of July 16, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2007 and incorporated herein by reference.

10.3
Employment Agreement, dated as of September 3, 2007, by and between Zealous Holdings, Inc. and Sothi Thillairajah, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.4
Common Stock Purchase Warrant, dated as of June 4, 2007, issued to Charles Kalina III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.5
Revolving Line of Credit Agreement, dated as of August 8, 2006, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.6
Secured Promissory Note, dated as of August 14, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.7
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.8
Secured Promissory Note, dated as of August 17, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.9
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.10
Secured Promissory Note, dated as of August 25, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.11
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.12
Secured Promissory Note, dated as of June 4, 2007, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.13
Loan Modification Agreement, dated as of October 12, 2007, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.14
Loan Modification Agreement #2, dated as of October 19, 2007, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.15
Bridge Loan Note, dated as of June 1, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.16
Revolving Credit Line Note, dated as of November 1, 2007, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.17
Debenture Agreement, dated as of December 15, 2005, issued to Melanie N. Morris-Glazer, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.18
Promissory Note, dated as of August 28, 2006, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.19
Assignment of line of credit from Louis and Melanie Glazer to Zealous Holdings, Inc., dated as of August 28, 2006, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.20
Acknowledge and Assumption of of line of credit from Louis and Melanie Glazer by Zealous Holdings, Inc., dated as of February 11, 2008, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.21
Promissory Note, issued by Ault Glazer Capital Partners LLC to Zealous Holdings, dated as of December 31, 2007, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.22
Form of Letter Agreement, dated as of May 9, 2008, from the Zealous Holdings shareholders agreeing to immediately convert their preferred shares into common stock, filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2008 and incorporated herein by reference.

21.1	List of Subsidiaries filed as an exhibit to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 9, 2008 and incorporated herein by reference.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm Berkovits & Company LLP (filed herewith).

23.3	Consent of Independent Registered Public Accounting Firm Larry O’Donnell, CPA PC (filed herewith).

24.1	Power of Attorney (filed herewith).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and,

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, on June 9, 2008.

ZEALOUS TRADING GROUP, INC.

Date: June 9, 2008	By: /s/ MILTON C. AULT, III
Milton C. Ault, III
Chief Executive Officer (Principal Executive Officer)

Date: June 9, 2008	By: /s/ SOTHI THILLAIRAJAH
Sothi Thillairajah
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT:

Each person whose signature appears below constitutes and appoints Milton C. Ault, III and Sothi Thillairjah, and each of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ MILTON C. AULT	President, Chief Executive Officer (Principal Executive Officer)	June 9, 2008
Milton C. Ault	and Director
/s/ SOTHI THILLAIRAJAH	Chief Financial Officer (Principal Financial Officer and Principal	June 9, 2008
Sothi Thillairajah	Accounting Officer)
/s/ MICHAEL EDWARDS	Director	June 9, 2008
Michael Edwards
/s/ GLEN SCHLOSSER	Director	June 9, 2008
Glen Schlosser